                                                                 Exhibit 2.1


                                                              EXECUTION COPY
                                                              --------------





============================================================================






                        AGREEMENT AND PLAN OF MERGER

                                    among

                           DRS TECHNOLOGIES, INC.,

                                 MAXCO, INC.

                                     and

                      ENGINEERED SUPPORT SYSTEMS, INC.

                       Dated as of September 21, 2005






============================================================================


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
                                            TABLE OF CONTENTS

                                          ARTICLE 1 The Merger

1.1      The Merger.....................................................................................1

1.2      The Closing....................................................................................1

1.3      Effective Time.................................................................................1

1.4      Articles of Incorporation, By-Laws, Directors and Officers of the Surviving Corporation........2


                ARTICLE 2 Effect of the Merger on Securities of Merger Sub and the Company

2.1      Merger Sub Stock...............................................................................2

2.2      Common Stock...................................................................................2

2.3      Company Stock Options..........................................................................3

2.4      Exchange of Certificates Representing Common Stock.............................................4

2.5      Adjustment of Merger Consideration.............................................................6

2.6      Dissenting Company Shareholders................................................................6


                         ARTICLE 3 Representations and Warranties of the Company

3.1      Organization and Qualification.................................................................7

3.2      Articles of Incorporation and Bylaws...........................................................8

3.3      Capitalization.................................................................................8

3.4      Authority Relative to This Agreement...........................................................9

3.5      No Conflict; Required Filings and Consents....................................................10

3.6      Permits; Compliance...........................................................................11

3.7      SEC Filings; Financial Statements; Undisclosed Liabilities....................................12

3.8      Affiliate Transactions........................................................................13

3.9      Absence of Certain Changes or Events..........................................................13

3.10     Absence of Litigation.........................................................................13

3.11     Employee Benefit Plans........................................................................14

3.12     Labor and Employment Matters..................................................................17

3.13     Real Property; Title to Assets................................................................18

3.14     Intellectual Property.........................................................................18

3.15     Taxes.........................................................................................20

3.16     Environmental Matters.........................................................................22

3.17     Specified Contracts...........................................................................23


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3.18     Government Contracts..........................................................................25

3.19     No Suspension or Debarment....................................................................26

3.20     Loss Contracts; Backlog.......................................................................26

3.21     Customers, Distributors and Suppliers.........................................................26

3.22     Insurance.....................................................................................27

3.23     Board Approval; Vote Required.................................................................27

3.24     Opinions of Financial Advisors................................................................28

3.25     Brokers.......................................................................................28

3.26     Certain Business Practices....................................................................28

3.27     Information Supplied..........................................................................28

3.28     Export Licenses and Agreements................................................................28

3.29     Full Disclosure...............................................................................29


                    ARTICLE 4 Representations and Warranties of Parent and Merger Sub

4.1      Organization and Qualification................................................................29

4.2      Capitalization................................................................................30

4.3      Authority Relative to This Agreement..........................................................30

4.4      No Conflict; Required Filings and Consents....................................................30

4.5      Interim Operations of Merger Sub..............................................................31

4.6      Financing.....................................................................................31

4.7      Ownership of Common Stock.....................................................................32

4.8      Parent SEC Reports............................................................................32

4.9      Information Supplied..........................................................................32

4.10     Absence of Litigation.........................................................................32

4.11     Compliance....................................................................................33

4.12     Certain Business Practices....................................................................34

4.13     Full Disclosure...............................................................................34


                                           ARTICLE 5 Covenants

5.1      Alternative Proposals.........................................................................34

5.2      Interim Operations............................................................................36

5.3      Company Shareholder Approval; Joint Proxy Statement; Parent Registration Statement............38

5.4      Filings; Other Action.........................................................................39


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5.5      Access to Information.........................................................................40

5.6      Publicity.....................................................................................40

5.7      Further Action................................................................................40

5.8      Insurance; Indemnity..........................................................................40

5.9      Benefit Plans.................................................................................42

5.10     Supplemental Disclosure.......................................................................43

5.11     NYSE Listing..................................................................................43

5.12     Payment of Bank Debt..........................................................................43

5.13     Parent Financing..............................................................................43


                                           ARTICLE 6 Conditions

6.1      Conditions to Each Party's Obligation to Effect the Merger....................................44

6.2      Conditions to Obligation of Parent and Merger Sub to Effect the Merger........................45

6.3      Conditions to Obligation of the Company to Effect the Merger..................................45


                                          ARTICLE 7 Termination

7.1      Termination...................................................................................46

7.2      Effect of Termination and Abandonment.........................................................48

7.3      Termination Fee...............................................................................48

7.4      Termination for Failure to Obtain Financing...................................................48

7.5      Amendment.....................................................................................49

7.6      Extension; Waiver.............................................................................49


                                       ARTICLE 8 General Provisions

8.1      Nonsurvival of Representations and Warranties.................................................49

8.2      Notices.......................................................................................49

8.3      Assignment; Binding Effect....................................................................50

8.4      Entire Agreement..............................................................................51

8.5      Governing Law.................................................................................51

8.6      Fee and Expenses..............................................................................51

8.7      Certain Definitions...........................................................................51

8.8      Headings......................................................................................53

8.9      Interpretation................................................................................53

8.10     Waivers.......................................................................................54

8.11     Severability..................................................................................54


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8.12     Enforcement of Agreement......................................................................54

8.13     Counterparts..................................................................................54




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                           TABLE OF DEFINED TERMS

401(k) Plans.....................................................Section 8.7
Acquisition Agreement.........................................Section 5.1(b)
Action..........................................................Section 3.10
Affiliate........................................................Section 8.7
Agreement...........................................................Preamble
Alternative Proposal..........................................Section 5.1(a)
Ancillary Documents..............................................Section 5.4
Articles of Merger...............................................Section 1.3
Backlog.........................................................Section 3.20
Cap...........................................................Section 5.8(a)
Cash Consideration............................................Section 2.2(a)
Certificate...................................................Section 2.2(b)
Change in Control Agreement..................................Section 3.11(b)
Closing..........................................................Section 1.2
Closing Date.....................................................Section 1.2
Code..........................................................Section 2.4(b)
Collective Bargaining Agreements................................Section 3.12
Commitment Letter................................................Section 4.6
Common Stock..................................................Section 2.2(a)
Company.............................................................Preamble
Company Applicable Period.....................................Section 5.1(a)
Company Disclosure Schedule........................................ARTICLE 3
Company Financial Advisor.......................................Section 3.24
Company Material Adverse Effect..................................Section 8.7
Company Permits...............................................Section 3.6(a)
Company Shareholder Approval.....................................Section 3.4
Company Shareholders' Meeting.................................Section 5.3(a)
Company Stock Option..........................................Section 3.3(a)
Company Stock Option Plans....................................Section 3.3(a)
Company Stock Plans...........................................Section 3.3(a)
Computer Software............................................Section 3.14(g)
Confidentiality Agreement.....................................Section 5.5(b)
Continuing Employees..........................................Section 5.9(b)
Contract......................................................Section 3.5(a)
Credit Agreement................................................Section 5.12
Delaware Courts..................................................Section 8.5
Dissenting Common Stock..........................................Section 2.6
Effective Time...................................................Section 1.3
Environmental Claim..............................................Section 8.7
Environmental Laws...........................................Section 3.16(b)
ERISA........................................................Section 3.11(a)
ERISA Affiliate..............................................Section 3.11(b)
ESOP..........................................................Section 3.3(a)
ESPP..........................................................Section 3.3(a)
Exchange Act..................................................Section 3.5(b)


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Exchange Agent................................................Section 2.4(a)
Exchange Ratio................................................Section 2.2(a)
Expense Payment...............................................Section 7.3(a)
Export Approvals.............................................Section 3.28(a)
Foreign Benefit Plan.........................................Section 3.11(f)
GAAP..........................................................Section 3.7(b)
Government Bid............................................Section 3.18(g)(i)
Government Contract......................................Section 3.18(g)(ii)
Governmental Authority........................................Section 3.5(b)
group............................................................Section 8.7
Hazardous Substance..........................................Section 3.16(d)
HSR Act.......................................................Section 3.5(b)
ICA...........................................................Section 3.5(b)
Indebtedness.....................................................Section 8.7
Indemnified Party.............................................Section 5.8(b)
Infringe.....................................................Section 3.14(a)
Intellectual Property........................................Section 3.14(g)
Investments...................................................Section 3.3(d)
IRS..........................................................Section 3.11(a)
Joint Proxy Statement.........................................Section 5.3(c)
knowledge........................................................Section 8.7
Law...........................................................Section 3.5(a)
Leased Properties............................................Section 3.13(b)
License Agreements...............................................Section 8.7
Liens............................................................Section 8.7
Loss Contract....................................................Section 8.7
MBCL.............................................................Section 1.1
Merger...........................................................Section 1.1
Merger Consideration..........................................Section 2.2(a)
Merger Sub..........................................................Preamble
Multiemployer Plan...........................................Section 3.11(b)
Multiple Employer Plan.......................................Section 3.11(b)
NYSE..........................................................Section 2.2(a)
Option Consideration..........................................Section 2.3(i)
Other Transactions...............................................Section 3.4
Outside Date...............................................Section 7.1(b)(i)
Owned Intellectual Property..................................Section 3.14(c)
Owned Properties.............................................Section 3.11(a)
Parent..............................................................Preamble
Parent Common Stock Value.....................................Section 2.2(a)
Parent Disclosure Schedule.........................................ARTICLE 4
Parent Material Adverse Effect...................................Section 8.7
Parent Preferred.................................................Section 4.2
Parent SEC Reports...............................................Section 4.8
Parent Stock..................................................Section 2.2(a)
Parent Stock Consideration....................................Section 2.2(a)


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Parent Stockholder Vote..........................................Section 4.3
Parent Stockholders' Meeting..................................Section 5.3(b)
Parent Subsidiary................................................Section 4.1
PBGC.....................................................Section 3.11(h)(ii)
Pension Plan.................................................Section 3.11(b)
Permitted Liens..............................................Section 3.13(c)
Person...........................................................Section 8.7
Plans........................................................Section 3.11(a)
Properties...................................................Section 3.13(b)
Registration Statement........................................Section 5.3(c)
Sarbanes-Oxley Act............................................Section 3.6(c)
Scheduled Intellectual Property..............................Section 3.14(b)
SEC...........................................................Section 3.5(b)
SEC Reports...................................................Section 3.7(a)
Securities Act................................................Section 3.7(a)
Small Business Act...........................................Section 3.18(b)
Specified Contract...........................................Section 3.17(b)
SPPND.........................................................Section 3.3(a)
Subsidiary.......................................................Section 3.1
Superior Proposal.............................................Section 5.1(a)
Superior Proposal Notice......................................Section 5.1(b)
Surviving Corporation............................................Section 1.1
Tax..............................................................Section 8.7
Tax Returns......................................................Section 8.7
Taxes............................................................Section 8.7
Termination Fee...............................................Section 7.3(a)
Third Party Licenses.........................................Section 3.14(d)
Total Cash Consideration.....................................Section 2.3(ii)
Total Cash Exercise Price....................................Section 2.3(iv)
Total Parent Stock Exercise Price.............................Section 2.3(v)
Total Stock Consideration...................................Section 2.3(iii)
Trade Secrets................................................Section 3.14(e)
Treasury Regulations.........................................Section 3.16(b)

                        AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as
                                                      ---------
of September 21, 2005, among DRS Technologies, Inc., a Delaware corporation ("Parent"), Maxco, Inc., a Missouri corporation and a wholly owned
  ------
subsidiary of Parent ("Merger Sub"), and Engineered Support Systems, Inc., a
                       ----------
Missouri corporation (the "Company").
                           -------

                                  RECITALS

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company each have determined that it is in the best interests of their respective companies and stockholders to enter into and consummate this Agreement, providing for the merger of Merger Sub with and into the Company with the Company as the surviving corporation, and subject to the conditions set forth herein; and

                  WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                 ARTICLE 1
                                 THE MERGER

                  1.1 The Merger. At the Effective Time (as defined in
                      ----------
Section 1.3), subject to the terms and conditions of this Agreement and the applicable provisions of the General and Business Corporation Law of Missouri (the "MBCL"), Merger Sub shall be merged with and into the Company
               ----
and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger
      ------
(sometimes hereinafter referred to as the "Surviving Corporation"). The
                                           ---------------------
Merger shall have the effects specified in the MBCL.

                  1.2 The Closing. Subject to the terms and conditions of
                      -----------
this Agreement, the closing of the Merger (the "Closing") shall take place
                                                -------
at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, New York, at 10:00 a.m., local time, as soon as practicable but in no event later than the Outside Date (as defined in
Section 7.1(b)(i)). The date on which the Closing occurs is hereinafter referred to as the "Closing Date."
                    ------------

                  1.3 Effective Time. If all the conditions to the Merger
                      --------------
set forth in Article 6 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in
Article 7, the parties hereto shall cause Articles of Merger meeting the requirements of the MBCL (the "Articles of Merger") to be filed with the
                               ------------------
Secretary of State of the State of Missouri on the Closing Date. The Merger shall become effective at the time of filing of the Articles of Merger with the Secretary of State of the State of Missouri in accordance with the MBCL, or at such later time which the parties hereto shall have agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").
 --------------

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                  1.4 Articles of Incorporation, By-Laws, Directors and
                      -------------------------------------------------
Officers of the Surviving Corporation. (a) The Amended Articles of
-------------------------------------
Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, from and after the Effective Time, until duly amended in accordance with applicable Law and the terms thereof.

                  (b) The Amended and Restated By-Laws of the Company as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation from and after the Effective Time, until duly amended in accordance with applicable Law, the terms thereof, and the Surviving Corporation's Articles of Incorporation.

                  (c) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time, until their successors are duly appointed or elected in accordance with applicable Law and the Surviving Corporation's Articles of Incorporation and By-Laws.

                  (d) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are duly appointed or elected in accordance with applicable Law and the Surviving Corporation's Articles of Incorporation and By-Laws.

                                 ARTICLE 2
      EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND THE COMPANY

                  At the Effective Time by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the securities of Merger Sub or the Company:

                  2.1 Merger Sub Stock. Each share of common stock, $0.01
                      ----------------
par value per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

                  2.2 Common Stock. (a) Each share of common stock, par
                      ------------
value $0.01 per share, of the Company (the "Common Stock") issued and
                                            ------------
outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by Parent or Merger Sub or held by the Company, all of which shall be cancelled, and other than the shares of Dissenting Common Stock (as defined in Section 2.6)) shall be converted into the right to receive (i) the amount of $30.10 in cash without interest (the "Cash
                                                                ----
Consideration") and (ii) a fraction of a fully paid and nonassessable share
-------------
(the "Parent Stock Consideration") of the common stock, $.01 par value per
      --------------------------
share, of Parent ("Parent Stock") equal to one share of Parent Stock
                   ------------
multiplied by the Exchange Ratio. "Exchange Ratio" means (a) if the Parent
                                   --------------
Common Stock Value is $57.20 or greater, 0.2255; (b) if the Parent Common Stock Value is less than $57.20 but greater than $46.80, the quotient, calculated to the nearest one-ten thousandth, resulting from dividing $12.90 by the Parent Common Stock Value; or (c) if the Parent Common Stock Value is $46.80 or less, 0.2756. "Parent Common Stock Value" means the average
                         -------------------------
closing sale prices for a share of Parent Stock

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on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions
                                           ----
Tape (as reported by The Wall Street Journal (Northeast edition), or, if not reported thereby, as reported by any other authoritative source) for each of the ten consecutive trading days ending with the second complete trading day prior to the Closing Date (not counting the Closing Date). The Parent Stock Consideration using the Exchange Ratio shall be calculated to the nearest one-ten thousandth of a share of Parent Stock and the Parent Common Stock Value shall be calculated to the nearest one-tenth of one cent. The Cash Consideration and the Parent Stock Consideration to be received by the holders of Common Stock hereunder (together with the cash in lieu of fractional shares of Parent Stock as specified below) are referred to herein collectively as the "Merger Consideration".
                     --------------------

                  (b) All shares of Common Stock (other than shares to be cancelled in accordance with Section 2.2(c)) shall cease to be outstanding and shall be cancelled and shall cease to exist, and each holder of shares of Common Stock (other than Merger Sub and Parent) shall thereafter cease to have any rights with respect to such shares of Common Stock, except, subject to Section 2.5, the right to receive, without interest, the Merger Consideration in accordance with Section 2.4 upon the surrender of a certificate or certificates (a "Certificate") representing such shares of
                                -----------
Common Stock.

                  (c) Each share of Common Stock issued and held in the Company's treasury at the Effective Time, or held by Merger Sub or Parent, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled without payment of any consideration therefor.

                  2.3 Company Stock Options. Each Company Stock Option that
                      ---------------------
is outstanding immediately prior to the Effective Time shall be cancelled as of the Effective Time and in exchange therefor, the holder of such Company Stock Option shall be entitled to receive, in consideration for the cancellation of such Company Stock Option and net of applicable withholding Taxes, the Option Consideration (if any). The Company shall take any and all action, as may be necessary, to effectuate the foregoing, including without limitation adopting any plan amendments and obtaining any required consents.

                       (i) For purposes of this Agreement, "Option
                                                            ------
Consideration" means (x) an amount of cash equal to the positive difference,
-------------
if any, between the Total Cash Consideration, less the Total Cash Exercise Price; and (y) the number of shares of Parent Stock equal to the positive difference, if any, between the Total Stock Consideration less the Total Parent Stock Exercise Price.

                      (ii) For purposes of this Agreement, "Total Cash
                                                            ----------
Consideration" means the product of (x) the Cash Consideration multiplied by
-------------
(y) the number of shares of Company Stock subject to such Company Stock Option immediately prior to the Effective Time.

                     (iii) For purposes of this Agreement, "Total Stock
                                                            -----------
Consideration" means the product of (x) the Parent Stock Consideration
-------------
multiplied by (y) the number of shares of Company Stock subject to such Company Stock Option immediately prior to the Effective Time.

                      (iv) For purposes of this Agreement, "Total Cash
                                                            ----------
Exercise Price" means the product of (x) the aggregate exercise price of
--------------
such Company Stock Option, multiplied by (y)

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

a fraction, the numerator of which is the Cash Consideration, and the denominator of which is the sum of (A) the Cash Consideration and (B) the product of the Parent Stock Consideration multiplied by the Parent Common Stock Value.

                       (v) For purposes of this Agreement, "Total Parent
                                                            ------------
Stock Exercise Price" means (A) the aggregate exercise price of such Company
--------------------
Stock Option, multiplied by a fraction, the numerator of which is the product of the Parent Stock Consideration and the Parent Common Stock Value and the denominator of which is the sum of the Cash Consideration and product of the Parent Stock Consideration and the Parent Common Stock Value, divided by (B) the Parent Common Stock Value.

                  2.4 Exchange of Certificates Representing Common Stock.
                      --------------------------------------------------
(a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company, subject to the reasonable satisfaction of the Company, to act as Exchange Agent hereunder for the purpose of paying, in accordance with this Article 2, the Cash Consideration and exchanging, in accordance with this Article 2, Certificates for the Parent Stock Consideration (the "Exchange Agent"). Parent shall take all steps necessary to cause the Surviving Corporation to provide the Exchange Agent with the Merger Consideration to be delivered in exchange for all the shares of Common Stock pursuant to Section 2.2(a) as and when such amounts are needed by the Exchange Agent.

                  (b) As promptly as possible after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of shares of Common Stock: (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such Certificate(s) shall pass, only upon delivery of such Certificate(s) to the Exchange Agent and which letter shall be in such form and have such other provisions as are customary for letters of this nature and (ii) instructions for effecting the surrender of such Certificate(s) in exchange for the Merger Consideration. Upon surrender of such Certificate(s) to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate(s) shall be entitled to receive in exchange therefor a certificate (or evidence of shares in book entry form) representing that number of whole shares of Parent Stock and the amount of cash, without interest, into which shares of Common Stock formerly represented by such Certificate(s) shall have been converted into the right to receive pursuant to Section 2.2 after giving effect to any required Tax withholdings, and the shares formerly represented by the Certificate(s) so surrendered shall forthwith be cancelled. If any portion of the Parent Stock Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration of such shares constituting such Parent Stock Consideration that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such delivery of such shares shall pay to the Exchange Agent any transfer or other Taxes required by reason of such registration in the name of a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate(s), including in lieu of any fractional shares of Parent Stock. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment may be made with respect to such Common Stock to such a transferee if such Certificate(s) representing such shares of Common Stock is presented to

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

the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other Taxes have been paid. Until surrendered as contemplated by this Section 2.4(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of Parent Stock and cash, without interest, into which the shares of Common Stock theretofore represented by such Certificate(s) shall have been converted pursuant to this Article 2. Except to the extent that the holder provides the appropriate party with a validly executed IRS Form W-8 or W-9, as the case may be, Parent, Merger Sub or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock of the Company such amounts as Parent, Merger Sub or the Exchange Agent are required to deduct and withhold under the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "Code"), or any provision of state, local or foreign Tax Law, with respect to the making of such payment. To the extent the amounts are so withheld by Parent, Merger Sub or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Common Stock of the Company in respect of whom such deduction and withholding was made by Parent, Merger Sub or the Exchange Agent.

                  (c) All shares of Parent Stock issued and all cash paid upon surrender of Certificates in accordance with the terms of this Article 2 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates. At or after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article 2.

                  (d) No dividends or other distributions with respect to Parent Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4(e) until the surrender of such Certificate in accordance with this
Article 2. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Stock to which such holder is entitled pursuant to Section 2.4(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Stock.

                  (e) No certificates or script, or evidence of shares in book entry form, representing fractional shares of Parent Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of Common Stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Parent Stock shall receive, upon surrender of such holder's Certificates in accordance with this Section 2.4, an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the average of the per share closing sales prices of shares of Parent Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, in the absence thereof, by another authoritative source) during the five (5) consecutive trading days ending on (and including) the trading day immediately preceding the date of the Effective Time. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of
Section 2.4(b).

                  (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.4(a) (including the proceeds of any interest and other income received by the Exchange Agent in respect of all such funds) that remains undistributed to the former shareholders of the Company six (6) months after the Effective Time shall be delivered to Parent, upon demand. Any former shareholders of the Company who have not theretofore complied with this Article 2, with respect to the procedures for receiving the Merger Consideration to which they are entitled, shall thereafter look only to the Parent for payment of any Merger Consideration, without any interest thereon, that may be payable in respect of each share of Common Stock such shareholder held as of the Effective Time as determined pursuant to this Agreement.

                  (g) None of Parent, the Company, the Surviving
Corporation, the Exchange Agent or any other Person shall be liable to any former holder of shares of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

                  (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim which may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

                  (i) Parent or Merger Sub shall pay all of the Exchange Agent's fees in connection with the exchange of the Merger Consideration for Certificates.

                  2.5 Adjustment of Merger Consideration. In the event that,
                      ----------------------------------
subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Common Stock or Parent Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio and Cash Consideration shall be appropriately adjusted.

                  2.6 Dissenting Company Shareholders. Notwithstanding any
                      -------------------------------
provision of this

Agreement to the contrary, to the extent permitted by the MBCL, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Common Stock who are entitled to demand and properly demand payment of the fair value of such Common Stock pursuant to Section 351.455 of the MBCL (the "Dissenting
                                                                ----------
Common Stock") will not be converted into, or represent the right to
------------
receive, the Merger Consideration. Holders of such shares of Dissenting Common Stock will be entitled to payment of the fair value of such Dissenting Common Stock in accordance with the provisions of such Section
351.455 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the MBCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon the surrender of a Certificate in accordance with Section 2.4. The Company shall give Parent:
(i) prompt notice of any demands for payment of fair value received by the Company pursuant to Section 351.455 of the MBCL, withdrawals of such demands and any other instruments served pursuant to Section 354.455 of the MBCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demand for payment of fair value under the MBCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for payment of fair value or offer to settle or settle any such demands.

                                 ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Subject to such exceptions as are disclosed in the corresponding sections of the disclosure schedule which is attached hereto and made a part hereof (the "Company Disclosure Schedule") (it being
                             ---------------------------
understood that (a) the disclosure of any fact or item in any section of the Company Disclosure Schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other section so long as the relevance of such disclosure to such other section is reasonably apparent, and (b) the disclosure of any matter or item in the Company Disclosure Schedule shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms "material," "materially," "materiality" or "Company Material Adverse Effect" or any word or phrase of similar import and does not mean that such matter or item would, alone or together with any other matter or item, could reasonably be expected to have a Company Material Adverse Effect, as defined in Section 8.7), the Company hereby represents and warrants to each of Parent and Merger Sub as of the date of this Agreement as follows:

                  3.1 Organization and Qualification. Each of the Company
                      ------------------------------
and each subsidiary of the Company (each, a "Subsidiary") is a corporation,
                                             ----------
limited partnership or limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate, limited liability company, or partnership (as the case may be) power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted except for such governmental approvals, the absence of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

                  3.2 Articles of Incorporation and Bylaws. The Company has
                      ------------------------------------
made available to Parent (i) all minute books of the Company and each Subsidiary since March 5, 2002, which are complete and correct, and (ii) a complete and correct copy of the Articles of Incorporation and the Bylaws (or similar organizational documents), each as amended to date, of the Company and each Subsidiary. Such Articles of Incorporation and Bylaws (or similar organizational documents) are in full force and effect.

                  3.3 Capitalization.
                      --------------

                  (a) The authorized capital stock of the Company consists of 85,000,000 shares of Common Stock. As of the date hereof, (i) 41,788,943 shares of Common Stock were issued and outstanding (excluding shares of Common Stock held in the treasury of the Company), all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) no shares of Common Stock were held in the treasury of the Company, (iii) no shares of Common Stock were held by the Subsidiaries, (iv) 4,832,019 shares of Common Stock were reserved for future issuance in connection with the exercise of each option (a "Company Stock Option") issued pursuant to any stock option plan,
    --------------------
agreement or commitment maintained by the Company (other than the ESOP, the SPPND, and the ESSP as each is defined below) (the "Company Stock Option
                                                    --------------------
Plans") (including shares reserved pursuant to outstanding Company Stock
-----
Options), (v) no shares of Common Stock were reserved for issuance in connection with the Company's Employee Stock Ownership Plan (the "ESOP"),
                                                                  ----
(vi) 70,420 shares of Common Stock were reserved for issuance under the Company's Stock Purchase Plan for Non-Employee Directors (of which not more than 2,500 shares will be issued by the Company with respect to 2005) (the "SPPND") and (vii) 1,333,418 shares of Common Stock were reserved for
 -----
issuance under the Company's Employee Stock Purchase Plan (of which no shares will be issued following the date hereof) (the "ESPP" and, together
                                                       ----
with the Company Stock Option Plans, the ESOP and SPPND, the "Company Stock
                                                              -------------
Plans"). Section 3.3(a)(i) of the Company Disclosure Schedule sets forth, as
-----    ----------------------------------------------------
of the Capitalization Date, each Company Stock Option and other right to purchase or receive shares of Common Stock under the Company Stock Plans, the expiration date, grant date, vesting commencement date, vesting schedule, type of option and the exercise price of each such Company Stock Option (including whether the exercise price was less than the fair market value of the underlying Shares on the date of grant) or right and the number of Shares issuable under each Company Stock Option.

                  (b) Except as set forth in Section 3.3(b), or as set forth in Section 3.3(b) of the Company Disclosure Schedule, there are no (i)
   -------------------------------------------------
subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound relating to the issued or unissued capital stock or equity interests of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, other equity interests in or debt securities of, the Company or any

Subsidiary (including any rights plan or agreement), (ii) securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock or equity interests of the Company or any Subsidiary, or (iii) equity equivalents, stock appreciation rights or phantom stock, stock based performance units, ownership interests in the Company or any Subsidiary or similar rights. All shares of Common Stock subject to issuance as set forth in Section 3.3(a), upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations or rights of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any securities or equity interests of the Company or any Subsidiary to vote or to dispose of any shares of capital stock or equity interests of the Company or any Subsidiary. Except as set forth in
Section 3.3(b) of the Company Disclosure Schedule, none of the Company or
-------------------------------------------------
any Subsidiary nor, to the knowledge of the Company, any other Person is a party to any shareholders' agreement, voting trust agreement or registration rights agreement relating to any equity securities or equity interests of the Company or any Subsidiary or any other contract relating to disposition, voting or dividends with respect to, or bound by, any equity securities or equity interests of the Company or of any Subsidiary. No dividends on the Common Stock have been declared or paid since July 31, 2005. All of the issued and outstanding shares of Common Stock have been issued by the Company in compliance with applicable federal and state securities Laws. There are no outstanding bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company's shareholders may vote.

                  (c) Each outstanding share of capital stock (or other unit of equity interest) of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share or unit is owned by the Company, by one or more wholly owned Subsidiaries of the Company, or by the Company and one or more wholly-owned Subsidiaries of the Company, free and clear of all options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting, dividend or transfer rights, charges and other encumbrances or Liens of any nature whatsoever. A true and complete list of all the Subsidiaries of the Company together with the jurisdiction of incorporation of each Subsidiary is set forth in Section 3.3(c) of the
                                                 ---------------------
Company Disclosure Schedule.
---------------------------

                  (d) Section 3.3(d) of the Company Disclosure Schedule also
                      -------------------------------------------------
lists any and all Persons of which the Company directly or indirectly owns an equity or similar interest, or an interest convertible into or exchangeable or exercisable for an equity or similar interest, of any Person which is not a Subsidiary (collectively, the "Investments"). The Company or
                                              -----------
a Subsidiary, as the case may be, owns all Investments free and clear of all Liens, and there are no outstanding contractual obligations of the Company or any Subsidiary permitting the repurchase, redemption or other acquisition of any of its interest in the Investments or requiring the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, provide any guarantee with respect to, or assume, endorse or otherwise become responsible for the obligations of, any Investment (or any Person in which such Investment is made).

                  3.4 Authority Relative to This Agreement. The Company has
                      ------------------------------------
all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Company or the Surviving Corporation (the "Other Transactions"). The execution, delivery
                            ------------------
and performance of this Agreement by the Company and the consummation by the Company of the Merger and the Other Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or such Other Transactions (other than the adoption of this Agreement by the affirmative vote of the holders of two-thirds of the then-outstanding shares of Common Stock entitled to vote thereon (the "Company Shareholder Approval") and the filing and recordation
              ----------------------------
of appropriate merger documents as required by the MBCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity.

                  3.5 No Conflict; Required Filings and Consents.
                      ------------------------------------------

                  (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger and the Other Transactions will not, (i) assuming the approval of the agreement by the shareholders of the Company as required by the MBCL, conflict with, violate or result in a breach of the Articles of Incorporation or Bylaws of the Company (or similar organizational documents of any Subsidiary), (ii) assuming that all consents, approvals and other authorizations described in Section 3.5(b) have been obtained, that all filings and other actions described in Section 3.5(b) have been made or taken, and that the Company pays off in full at Closing the outstanding amounts due under the Credit Facility (as hereinafter defined), conflict with or violate any U.S. federal, state or local or foreign statute, law, ordinance, regulation, rule, code, executive order, judgment, decree or other order ("Law") applicable to the Company or
                                         ---
any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in a loss of a benefit under, give rise to an obligation under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other binding commitment, instrument or obligation (each, a "Contract") to which the Company or any
                                   --------
Subsidiary is a party or by which the Company or a Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger and the Other Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, provincial, federal, state or local or government, regulatory or administrative authority, or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except
                                           ----------------------
for (i) applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the pre-merger notification requirements
              ------------
of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the competition or Merger Control Laws of any other
 -------
applicable jurisdiction, (iii) the notification requirements of the Investment Canada Act (R.S. 1985, c. 28 (1st Supp.), as amended (the "ICA"),
                                                                      ---
(iv) the filing with the Securities and Exchange Commission (the "SEC") of
                                                                  ---
the Joint Proxy Statement, (v) any filings required by, and any approvals required under, the rules and regulations of the Nasdaq National Market,
(vi) the filing and recordation of appropriate merger documents as required by the MBCL, (vii) any novations, consents or approvals required in connection with Government Contracts or similar novations, consents or approvals under any other Contracts with any other Governmental Authorities,
(viii) any filings required under the DOD Industrial Security Manual for Safeguarding Classified Information, and (ix) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filing or notifications would not (a) prevent or materially delay the consummation of the Merger, or (b) otherwise prevent or materially delay performance by the Company of any of its material obligations under the Agreement.

                  3.6 Permits; Compliance.
                      -------------------

                  (a) Each of the Company and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each such entity to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits") and no default has occurred under
                      ---------------
any such Company Permit, and no written notice of violation has been received from any Governmental Authority, except where the failure to have, or the suspension or cancellation of, or defaults under, or violations of, any Company Permit have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. As of the date hereof, neither the Company nor any Subsidiary has received any written notification from any Governmental Authority threatening to revoke any such Person's material Company Permit.

                  (b) To the knowledge of the Company, each of the Company and each of its Subsidiaries and Affiliates (with respect to matters relating to the Company's business) is, and at all times has been, in compliance in all material respects with any Law applicable to such Person or Affiliate or by which any property or asset of such entity is bound or affected, and has not received written notice of any violation of any such Law.

                  (c) Since the enactment of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act"), the Company has been and is in compliance in all
 ------------------
material respects with the applicable provisions of the Sarbanes-Oxley Act. The Company has designed and implemented disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents.

                  (d) The Company has disclosed, based on its most recent evaluation, to the Company's auditors and the audit committee of the Board of Directors of the Company (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. True, correct and complete copies of any written reports or other correspondence with respect to such disclosures (whether prepared by the Company, its counsel or other advisors) have been provided to Parent prior to the date of this Agreement, except in any instances where providing such reports or other correspondence would constitute a waiver of applicable attorney-client privilege (in which case Parent has been advised of the subject matter thereof).

                  (e) The Company has not received any complaint, allegation, assertion or claim in writing regarding the accounting practices, procedures, methodologies or methods of the Company or its internal accounting controls, which deals with any matter that would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, there is no reason to believe that its auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act when next due.

                  (f) Since October 1, 2003, neither the Company nor any of its Subsidiaries has effected any securitization transaction or other "off-balance sheet arrangement" (as defined in Item 303 of Regulation S-K of the SEC).

                  3.7 SEC Filings; Financial Statements; Undisclosed
                      ----------------------------------------------
Liabilities. (a) The Company has filed all forms, reports, statements,
-----------
schedules, certifications and other documents required to be filed by it with the SEC since November 1, 2001 (collectively, the "SEC Reports"). As of
                                                        -----------
their respective dates, the SEC Reports (including any documents or information incorporated by reference therein and including any financial statements or schedules included therein) (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Sarbanes-Oxley Act
              --------------
and, in each case, the rules and regulations promulgated thereunder, and
(ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is or has been required to file any form, report, statement, schedule, certification or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the SEC Reports was prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis
                                ----
throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC and the requirements of Regulation S-X under the Securities Act) and each fairly presents, in all material respects, the consolidated financial position, results of operations, shareholders' equity and cash flows of the

Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to the absence of footnotes and to normal and recurring year-end adjustments). All of the Subsidiaries are consolidated for accounting purposes.

                  (c) Except as set forth in the SEC Reports, and to the extent set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as at October 31, 2004, included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2004, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations (i) incurred in the ordinary course of business and in a manner consistent with past practice since October 31, 2004, or
(ii) the obligations to pay fees and expenses to the Company's attorneys, accountants and the Company Financial Advisor relating to the obligations contemplated by this Agreement. None of the liabilities or obligations contemplated by the preceding sentence have had, individually or in the aggregate, or would reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, the aggregate amount of all Indebtedness of the Company and its Subsidiaries (other than any Indebtedness owed by the Company to any Subsidiary or any Subsidiary to the Company or another Subsidiary) does not exceed $75 million.

                  3.8 Affiliate Transactions. Except as set forth in Section
                      ----------------------                         -------
3.8 of the Company Disclosure Schedule, there are no transactions,
--------------------------------------
agreements, arrangements or understandings between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any Affiliate of the Company (other than any of its Subsidiaries), on the other hand.

                  3.9 Absence of Certain Changes or Events. Except as set
                      ------------------------------------
forth in Section 3.9 of the Company Disclosure Schedule, since October 31,
         ----------------------------------------------
2004, there has not occurred any Company Material Adverse Effect, or any event, circumstance or occurrence that has had, or would reasonably be expected to have, a Company Material Adverse Effect. Since October 31, 2004, except as expressly contemplated by this Agreement, (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice and (b) neither the Company nor any Subsidiary has taken any action or agreed to take any action that would be prohibited by clauses (i) through (xviii) of Section 5.2(b) taken after the date hereof other than in the ordinary course of business and in a manner consistent with past practice.

                  3.10 Absence of Litigation. Except as set forth in Section
                       ---------------------                         -------
3.10 of the Company Disclosure Schedule, and excluding workers' compensation
---------------------------------------
claims for which the Company is insured or has recorded adequate reserves in its financial statements to cover such claims, there is no litigation, suit, claim, action, proceeding, hearing, petition, grievance, complaint, charge or investigation (an "Action") pending or, to the knowledge of the Company,
                      ------
threatened against the Company or any of its Subsidiaries or Affiliates (with respect to matters relating to the Company's business), or any property or asset of the Company or any Subsidiary, or to the knowledge of the Company, or any officer, director or employee of the Company or any of its Subsidiaries or Affiliates (with respect to matters relating to the Company's business), before any Governmental Authority or arbitrator. Except as set forth in Section 3.10 of the Company Disclosure Schedule, neither the
                -----------------------------------------------
Company nor any of its Subsidiaries or Affiliates (with respect to matters relating to the Company's business) nor any property or asset of the Company or of its Subsidiaries or Affiliates (with respect to matters relating to the Company's business) is subject to any order, writ, judgment, injunction, decree, determination or award of, or, to the knowledge of the Company, any investigation by, any Governmental Authority.

                  3.11 Employee Benefit Plans. (a) Section 3.11(a) of the
                       ----------------------      ----------------------
Company Disclosure Schedule lists: (i) all employee benefit plans (as
---------------------------
defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material bonus, stock option, stock
                   -----
purchase, restricted stock, stock bonus, stock appreciation right, employee stock ownership, profit sharing, savings, change in control, retirement, pension, health, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit, layoff, salary continuation, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements; and (ii) all employment, termination, severance or other Contracts, agreements or commitments to which the Company, any ERISA Affiliate or any Subsidiary is a party, with respect to which the Company, any ERISA Affiliate or any Subsidiary has or may reasonably be expected to have any obligation or which are maintained, contributed to or sponsored by the Company, any ERISA Affiliate or any Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Subsidiary (collectively, the "Plans"). The Company has made
                                      -----
available to Merger Sub a true and complete copy (where applicable) of (i) each Plan (or, where a Plan has not been reduced to writing, a summary of all material Plan terms of such Plan), (ii) each trust or funding arrangement prepared in connection with each such Plan, (iii) the annual report on Internal Revenue Service ("IRS") Form 5500 or any other annual
                                     ---
report required by applicable Law for the three (3) most recent plan years,
(iv) the most recently received IRS determination letter for each such Plan,
(v) the two (2) most recent actuarial reports and financial statements prepared in connection with each such Plan, and (vi) the most recent summary plan description, any summaries of material modification, any employee handbooks, and any material written communications (or a description of any material oral communications) by the Company or the Subsidiaries to any current or former employees, consultants, or directors of the Company or any Subsidiary concerning the extent of the benefits provided under a Plan. Neither the Company nor any Subsidiary has any plan or commitment to establish any new material Plan or to materially modify any Plan.

                  (b) Except as set forth in Section 3.11(b) of the Company
                                             ------------------------------
Disclosure Schedule, none of the Company or any Subsidiary or any other
-------------------
Person or entity that, together with the Company or any Subsidiary, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company and any Subsidiary, an "ERISA
                                                                  -----
Affiliate"), has now or at any time within the past six years (and in the
---------
case of any such other Person or entity, only during the period within the past six years that such other Person or entity was an ERISA Affiliate) contributed to, sponsored, or maintained: (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA (each, a "Pension Plan"); (ii) a multiemployer plan
                            ------------
(within the meaning of Section 3(37) or 4001(a)(3) of ERISA or the comparable provisions of any other applicable Law) (a "Multiemployer Plan");
                                                       ------------------
or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which an ERISA Affiliate would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA (a "Multiple
                                                                    --------
Employer Plan"). Except as set forth on Section 3.11(b) of the Company
-------------                           ------------------------------
Disclosure Schedule (each, a "Change in Control
-------------------           -----------------

Agreement"), no Plan exists that would result in the payment to any present
---------
or former employee, director or consultant of the Company or any Subsidiary of any money or other property or result in the forgiveness of indebtedness or accelerate or provide any other rights or benefits to any current or former employee, director or consultant of the Company or any Subsidiary as a result of the consummation of the Merger or any other transaction contemplated by this Agreement (whether alone or in connection with any other event). No payment or other benefit that has been or may be made to any current or former employee or independent contractor of the Company or any Subsidiary under any Plan, employment, severance or termination agreement, other compensation arrangement or employee benefit plan or arrangement with the Company or any Subsidiary may be characterized as an "excess parachute payment," as such term is defined in Section 280G of the Code and no such Plan, arrangement or agreement provides for, or provided for, the payment by the Company or any Subsidiary of any amount that is not or was not reasonably deductible under Section 162(m) or Section 404 of the Code. Neither the Company nor any of its Subsidiaries nor any of its ERISA Affiliates is required to provide any "gross up" payments to any employee or service provider with respect to any tax imposed under section 4999 of the Code.

                  (c) Each Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS that the Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Company, no fact or circumstance exists that would reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust. The ESOP is a duly organized, validly existing employee stock ownership plan under Section 407 of ERISA and Section 4975(e)(7) of the Code and is not a party to any outstanding loans.

                  (d) (i) Each Plan and each related trust agreement, annuity Contract or funding instrument has been established and administered, both as to form and operation, in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, except to the extent such noncompliance has not had, and would not reasonably be expected to have a Company Material Adverse Effect, and (ii) except as set forth in Section 3.11(d) of the Company
                                        ------------------------------
Disclosure Schedule, no Plan provides post-termination or retiree welfare
-------------------
benefits, and neither the Company nor any Subsidiary has any obligation to provide any post-termination benefits other than for health care continuation as required by Section 4980B of the Code or any similar statute. All obligations to be performed at or prior to the Closing Date with respect to each Plan (including, without limitation, those with respect to the making or payment of contributions or premiums, as applicable) have been or will have been performed in accordance with the relevant terms of each Plan and all applicable Law, and no taxes are owing or exigible under any Plan;

                  (e) With respect to any Plan, except as set forth in
Section 3.11(e) of the Company Disclosure Schedule, (i) no Actions (other
--------------------------------------------------
than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, except for those that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (ii) to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the knowledge of the Company, threatened, except for those that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

                  (f) Section 3.11(f) of the Company Disclosure Schedule
                      --------------------------------------------------
sets forth a complete and accurate list of each Plan that is not subject to United States Law (each such Plan, a "Foreign Benefit Plan"). Without
                                      --------------------
limiting the representations set forth in Section 3.11(a) through (e), except as has not had, and would not reasonably be expected to have, a Company Material Adverse effect: (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used and consistent with applicable Law to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets, reserve or insurance obligations to be less than such benefit obligations; (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities;
(iv) each Foreign Benefit Plan is in compliance in all material respects with all applicable Laws; and (v) no Foreign Benefit Plan is a registered pension plan for purposes of applicable Canadian Law.

                  (g) Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any fiduciary of any Plan has any material liability with respect to any transaction in violation of Section 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or
Section 4975(c)(2) or (d) of the Code.

                  (h) Except as set forth in Section 3.11(h) of the Company
                                             ------------------------------
Disclosure Schedule, the Company represents as follows:
-------------------

                        (i) The funding method used in connection with each Pension Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable. The Company has provided Parent with a true and correct copy of the most recent actuarial valuation for each Pension Plan. Nothing has occurred since the date of such reports that would materially and adversely affect the funded status of each Pension Plan as reflected in such reports. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in
Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment," within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the

Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions that are payable currently with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate is required to provide security to a Pension Plan which covers or has covered employees or former employees of the Company or a Subsidiary under Section 401(a)(29) of the Code.

                       (ii) The Company has paid all premiums (and interest charges and penalties for late payment, if applicable) due the Pension Benefit Guarantee Corporation (the "PBGC") with respect to each Pension Plan for each plan year thereof for which such premiums are required. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in
Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan. No filing has been made by the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. To the knowledge of the Company, no condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC. Neither the Company nor any ERISA Affiliate has, at any time, (A) ceased operations at a facility so as to become subject to the provisions of Section 4068(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (C) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

                  3.12 Labor and Employment Matters. Section 3.12 of the
                       ----------------------------  -------------------
Company Disclosure Schedule sets forth all collective bargaining agreements
---------------------------
to which or by which the Company or any Subsidiary is a party or bound (the "Collective Bargaining Agreements"). Other than the Collective Bargaining
 --------------------------------
Agreements, neither the Company nor any Subsidiary is, or at any time has been, a party to or bound by any collective bargaining agreement or other labor union agreements applicable to Persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any such employees represented by a labor union, works council or other labor organization or activities or proceedings of any labor union, works council or group of employees to organize any such employees. The Company has delivered or made available to Parent true, correct and complete copies of each Collective Bargaining Agreement, as amended to date. Neither the Company nor any Subsidiary party thereto nor, to the knowledge of the Company, the other party or parties thereto, is in breach of any term of any such Collective Bargaining Agreement. From January 1, 2003 to the date of this Agreement, there has been no actual or, to the knowledge of the Company or any Subsidiary, threatened work stoppage, slowdown, labor strike, lockout or labor dispute against or affecting the Company or any Subsidiary. The Company and its Subsidiaries (a) have no direct or indirect liability with respect to any misclassification of any Persons as an independent contractor rather than as an employee, except for those misclassifications that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (b) are in material compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, and (c) have complied in all material respects with Executive Order 11246 and any similar Laws regarding affirmative action and nondiscrimination applicable to government contractors. The Company and its Subsidiaries are and have been in compliance with all notice and other requirements under the Workers'

Adjustment Retraining Notification Act and any similar Laws relating to plant closings and layoffs.

                  3.13 Real Property; Title to Assets.
                       ------------------------------

                  (a) Section 3.13(a) of the Company Disclosure Schedule
                      --------------------------------------------------
lists by address each parcel of real property owned by the Company or any Subsidiary (the "Owned Properties"). There are no material leases,
                 ----------------
subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to purchase, use or occupy any of the Owned Properties.

                  (b) Section 3.13(b) of the Company Disclosure Schedule
                      --------------------------------------------------
lists by address each parcel of real property leased or subleased by the Company or any Subsidiary for which the annual rental payments exceeds $50,000 (the "Leased Properties" and together with the Owned Properties, the
              -----------------
"Properties"). True and complete copies of all agreements under which the
 ----------
Company or any of its Subsidiaries leases or subleases, together with all amendments and assignments, the Leased Properties have been provided or made available to Parent and Merger Sub. To the extent that any Person other than the Company or its Subsidiaries has a right to use or occupy any portion of any of the Leased Properties, such right(s) would not reasonably be expected to have a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) each agreement under which the Company or any Subsidiaries leases or subleases the Leased Properties is a legal, valid and binding obligation of the Company or such Subsidiary, as applicable, in full force and effect and enforceable against the Company or such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity, (ii) to the knowledge of the Company, each such agreement is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, and (iii) neither the Company nor any of its Subsidiaries is and, to the Company's knowledge, no counterparty is, in breach or violation of, or in default under, any such agreement.

                  (c) The Company or one of its Subsidiaries (i) has good title to all of their material properties and assets, and (ii) owns or has a valid leasehold interest in all of the Properties, free and clear of all Liens, except (i) Liens for current taxes and assessments not yet past due,
(ii) inchoate mechanics' and materialmen's Liens for construction in progress, (iii) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice if the underlying obligations are not more than 30 days past due or are being contested in good faith, and (iv) all Liens and other imperfections of title (including matters of record) and encumbrances that do not materially interfere with the conduct of the businesses of the Company or any of its Subsidiaries taken as a whole (collectively, "Permitted Liens"). Except as set forth in Section 3.13(c) of
                ---------------                           ------------------
the Company Disclosure Schedule, there are no material pending or, to the
-------------------------------
knowledge of the Company, threatened condemnation proceedings with respect to any Property or litigation or administrative actions relating to any Property.

                  3.14 Intellectual Property.
                       ---------------------

                  (a) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, to the knowledge of the Company, (i) the Company and its Subsidiaries own or have the valid right to use all the Intellectual Property (as defined below) used in, or necessary in, the conduct of the business of the Company and the Subsidiaries, and
(ii) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon, misappropriate or violate ("Infringe") any Intellectual Property of any third party. Except as has not
  --------
had, and would not reasonably be expected to have, a Company Material Adverse Effect, no claim or demand has been given in writing to the Company or any Subsidiary that the conduct of the business of the Company or any Subsidiary Infringes upon or may Infringe upon the Intellectual Property rights of any third party (including any demand that the Company or a Subsidiary must license or refrain from using any Intellectual Property of a third party).

                  (b) Section 3.14(b) of the Company Disclosure Schedule
                      --------------------------------------------------
sets forth a true and complete list of all Intellectual Property rights which are either registered or have been applied for and are currently owned by the Company and its Subsidiaries that are material to the business of the Company and its Subsidiaries, taken as a whole (collectively, "Scheduled
                                                               ---------
Intellectual Property"). Each item listed on Section 3.14(b) of the Company
---------------------                        ------------------------------
Disclosure Schedule has been duly registered or application filed with the
-------------------
U.S. Patent and Trademark Office or such other governmental or organizational authority. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, to the knowledge of the Company, all patent, copyright, and trademark applications, renewals and other similar fees have been properly paid and are current, and all patent, copyright, and trademark registrations and filings remain in full force and effect. There are no actual or, to the knowledge of the Company, threatened opposition proceedings, reexamination proceedings, cancellation proceedings, interference proceedings or other similar actions challenging the validity, existence, ownership of any portion of the Scheduled Intellectual Property or Intellectual Property which should have been listed in Section 3.14(b) of
                                                          ------------------
the Company Disclosure Schedule. To the knowledge of the Company, none of
-------------------------------
the Scheduled Intellectual Property or Intellectual Property which should have been listed in Section 3.14(b) of the Company Disclosure Schedule has
                    --------------------------------------------------
been previously adjudged to be invalid or unenforceable in whole or in part.

                  (c) With respect to the Intellectual Property rights that are owned by the Company or any of its Subsidiaries that are material to the business of the Company or any of its Subsidiaries (collectively, "Owned
                                                                   -----
Intellectual Property"), to the knowledge of the Company, the Company or a
---------------------
Subsidiary is the owner of the entire right, title and interest in and to such Owned Intellectual Property and is entitled to make, use, offer for sale, sell, import, license and transfer products made in accordance with the Owned Intellectual Property and otherwise to exploit such Owned Intellectual Property in the continued operation of its respective business consistent with past practice. To the knowledge of the Company, (i) no Person has or is engaged in any activity that has Infringed upon the Owned Intellectual Property, and (ii) the Company has not performed any acts or made any statements, or failed to perform any acts or make any statements, which would adversely affect either the validity or enforceability of any of the Owned Intellectual Property against any Person. Except as has not had, and would reasonably be expected to have, a Company Material Adverse Effect, neither the Company nor any Subsidiary has exclusively licensed any Owned Intellectual Property to any Person.

                  (d) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, to the knowledge of the Company, the Company and its Subsidiaries use the Intellectual Property of third parties only pursuant to valid, effective written License Agreements (collectively, the "Third Party Licenses") that will allow the continued
                    --------------------
operation of material aspects of the Company's business consistent with past practice. Section 3.14(b) of the Company Disclosure Schedule sets forth a
          --------------------------------------------------
true and complete list of all third party software contained in the Owned Intellectual Property (as defined above) that, if the Company or any of its Subsidiaries did not have the right to make, use, offer for sale, sell, import, license, transfer, sublicense, and otherwise exploit, would have, or could reasonably be expected to have, a Company Material Adverse Effect.

                  (e) The Company and its Subsidiaries have taken commercially reasonable actions to protect, preserve, and maintain the secrecy of the Owned Intellectual Property that is not the subject of any patent, copyright, or trademark registration as a trade secret under applicable Law ("Trade Secrets") and to maintain the confidentiality of and
                 -------------
restrict the improper use of the Trade Secrets. Without limitation, such reasonable actions have included requiring employees and consultants to enter into non-disclosure and intellectual property assignment agreements and waivers of moral rights (where applicable) to the extent that such employees or consultants have worked with or have developed any part of the Owned Intellectual Property. To the knowledge of the Company, (i) there has been no unauthorized disclosure of any of the Trade Secrets, and (ii) there has been no material breach of the Company's or any Subsidiary's security procedures wherein any of the Trade Secrets has been improperly disclosed to a third Person.

                  (f) To the knowledge of the Company, the consummation of the Merger will not result in the loss or the impairment of the right of the Company or any of its Subsidiaries to own or use any of the material Intellectual Property.

                  (g) For purposes of this Agreement, "Intellectual
                                                       ------------
Property" means the following and all rights pertaining thereto: (i)
--------
patents, patent applications, provisional patent applications and statutory invention registrations (including all utility models and other patent rights under the Laws of all countries), (ii) trademarks, service marks, trade dress, distinguishing guises, logos, trade names, service names, corporate names, domain names and other brand identifiers, registrations and applications for registration thereof, (iii) copyrights, proprietary designs, Computer Software (as defined below), mask works, databases, and registrations and applications for registration thereof, (iv) confidential and proprietary information, trade secrets, know-how and show-how, and (v) all similar rights, however denominated, throughout the world. For purposes of this Agreement, "Computer Software" means computer software and includes
                    -----------------
all source code, object code, executable or binary code.

                  3.15 Taxes.
                       -----

                  (a) (i) The Company and the Subsidiaries have timely filed or caused to be filed (taking into account any extension of time to file granted or obtained) all Tax Returns required to be filed by them, and any such filed Tax Returns are true, correct and complete, (ii) the Company and the Subsidiaries have timely paid any Taxes due and payable except to the extent that such Taxes are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP, (iii) without taking into account any transactions contemplated by this Agreement and based upon activities to date, adequate reserves in accordance with GAAP have been established by the Company and the Subsidiaries for all Taxes not yet due and payable in respect of taxable periods ending on the date hereof and (iv) all amounts of Tax required to be withheld by the Company and its Subsidiaries have been timely withheld and paid over to the appropriate Tax authority.

                  (b) Except as set forth in Section 3.15 of the Company
                                             ---------------------------
Disclosure Schedule, no deficiency for Taxes has been asserted or assessed
-------------------
by any Governmental Authority in writing against the Company or any Subsidiary (or, to the knowledge of the Company, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being contested in good faith and are Taxes for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP. There are no Liens for Taxes, other than Liens for current Taxes and assessments not yet past due or which are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP, on the assets of the Company or any Subsidiary.

                  (c) (i) Except as set forth in Section 3.15 of the Company
                                                 ---------------------------
Disclosure Schedule, there are no pending or, to the knowledge of the
-------------------
Company, threatened audits, examinations, investigations or other proceedings in respect of Taxes of the Company or any Subsidiary with respect to which the Company or a Subsidiary has been notified in writing and (ii) neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

                  (d) Except as set forth in Section 3.15 of the Company
                                             ---------------------------
Disclosure Schedule, neither the Company nor any Subsidiary is a party to
-------------------
any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a payment or indemnification obligation (other than agreements among the Company and its Subsidiaries and other than customary Tax indemnifications contained in credit or other commercial lending agreements).

                  (e) Neither the Company nor any of its Subsidiaries is required to make any disclosure to the Internal Revenue Service with respect to a "listed transaction" pursuant to Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code (the "Treasury Regulations").
                                             --------------------

                  (f) Neither the Company nor any Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or
(ii) has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor, by contract or otherwise.

                  (g) Neither the Company nor any Subsidiary has distributed the stock of another company in a transaction that was purported or intended to be governed by Section 355 or Section 361 of the Code.

                  (h) During the past three years, no claim has ever been made by any Taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that it is or may be subject to tax in that jurisdiction.

                  3.16 Environmental Matters.
                       ---------------------

                  (a) Except as set forth in Section 3.16 of the Company
                                             ---------------------------
Disclosure Schedule, (i) the Company and its Subsidiaries are and at all
-------------------
times have been in compliance with all Environmental Laws, and (ii) neither the Company nor any Subsidiary has any material liability under any Environmental Law. Except as set forth in Section 3.16 of the Disclosure
                                          ------------------------------
Schedule, all Property currently and formerly owned or leased by the Company
--------
or any Subsidiary was at all times during which such premises were occupied by the Company or any Subsidiary, free from material contamination from Hazardous Substances. Except as set forth in Section 3.16 of the Company
                                             ---------------------------
Disclosure Schedule, during the past five years (i) neither the Company nor
-------------------
any Subsidiary has received (A) any notices of any material violation or alleged material violation of, or any material liability under, any Environmental Law or (B) any written CERCLA Section 104(e) requests, or potentially responsible party or "PRP" notices or any similar information request or notice under CERCLA or any similar state Law and (ii) there is no material Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary and there are no present or to the knowledge of the Company, past events, conditions or activities, that would give rise to any such material Environmental Claim. The Company and each Subsidiary has, and maintains in full force and effect, all permits, licenses and authorizations required under the Environmental Laws for the operation of their business as it is currently operated and, based on the manner in which the business of the Company and the Subsidiaries is currently conducted, no modification or change to the operations of such business will be required upon renewal of any such permits, licenses and authorizations. Except as set forth in Section 3.16 of the Company
                                       ---------------------------
Disclosure Statement, neither the Company nor any Subsidiaries is
--------------------
responsible for, or party to any Contract by which it is obligated to indemnify any other person with respect to, or be reasonably responsible for, any Environmental Claim, obligations or liabilities under any applicable Environmental Law, including, without limitation, related to the Properties or any other real property formerly owned or operated by the Company or any Subsidiary.

                  (b) For purposes of this Agreement, the term
"Environmental Laws" means all federal, state, local and foreign Laws and
 ------------------
regulations relating to pollution or protection of human health or the environment, including without limitation, Laws relating to releases or threatened releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances and all Laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

                  (c) For purposes of this Agreement, "Environmental Claim"
                                                       -------------------
means any claim, action, cause of action, investigation or notice, written or oral, by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (i) the presence, release or threatened release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company or any its Subsidiaries or (ii) circumstances forming the basis of any violation, or alleged violation, of any Law relating to Environmental Matters.

                  (d) For purposes of this Agreement, the term "Hazardous
                                                                ---------
Substance" means all substances defined as Hazardous Substances, Oils,
---------
Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Law relating to Environmental Matters.

                  3.17 Specified Contracts.
                       -------------------

                  (a) Except as disclosed in Section 3.17(a) of the Company Disclosure Statement (i) each Specified Contract is a legal, valid and binding obligation of the Company or a Subsidiary, as applicable, in full force and effect and enforceable against the Company or a Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity,
(ii) to the knowledge of the Company, each Specified Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, (iii) neither the Company nor any of its Subsidiaries is and, to the Company's knowledge, no counterparty is, in breach or violation of, or in default under, any Specified Contract (which breach, violation or default is not capable of being cured promptly without penalty), (iv) none of the Company or any of the Subsidiaries has received any claim of default under any Specified Contract (which default is not capable of being cured promptly without penalty), or any written notice of an intention to, and to the knowledge of the Company, no other party to a Specified Contract intends to, terminate, not renew, stop work under or challenge the validity or enforceability of any Specified Contract (including as a result of the execution and performance of this Agreement) and (v) to the Company's knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Specified Contract (in each case, with or without notice or lapse of time or both).

                  (b) For purposes of this Agreement, the term "Specified
                                                                ---------
Contract" means any of the following Contracts (together with all exhibits
--------
and schedules thereto) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected as of the date hereof:

                         (i) any limited liability company agreement, joint
venture or other similar agreement or arrangement with respect to any material business of the Company or any of its Subsidiaries;

                        (ii) any Contract relating to or evidencing
Indebtedness;

                       (iii) any Contract filed or required to be filed as an exhibit to the Company's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed or required to be disclosed by the Company in a Current Report on Form 8-K or other SEC filing, other than Plans disclosed in Section 3.11(a);

                        (iv) any Contract that purports to limit the right of the Company or the Subsidiaries or any Affiliate of the Company (A) to engage or compete in any line of business or (B) to compete with any Person or operate in any location;

                         (v) any Contract that (A) contains most favored
customer pricing provisions or (B) grants any exclusive rights, rights of first refusal, rights of first negotiation or similar rights to any Person;

                        (vi) any Contract for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person for aggregate consideration under such Contract in excess of $1,000,000;

                       (vii) any Contract between or among the Company or a Subsidiary, on the one hand, and any of their respective Affiliates (other than the Company or any Subsidiary), on the other hand;

                      (viii) any acquisition Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification, "earn-out" or other contingent payment obligations;

                        (ix) any Contract that, individually or in the aggregate, would, or would reasonably be expected to prevent, materially delay or materially impede the Company's ability to consummate the transactions contemplated by this Agreement;

                         (x) any Contract that contains a put, call, right of
first refusal or similar right pursuant to which the Company or any Subsidiary would be required to purchase or sell, as applicable, any ownership interests of any Person;

                        (xi) any Contract that involves performance of services or delivery of goods supplies, products and/or materials or other personal property by the Company or any Subsidiary after the date hereof which is believed by management of the Company to be significant with respect to the Company and its Subsidiaries taken as a whole;

                       (xii) any Contract which involves receipt of services or purchase of goods, supplies, products and/or materials or other personal property by the Company or any Subsidiary after the date hereof which is believed by management of the Company to be significant with respect to the Company and its Subsidiaries taken as a whole;

                      (xiii) any lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property and involving aggregate payments in excess of $1,000,000 per annum;

                       (xiv) any foreign sales agent agreement;

                        (xv) any Contract expressly requiring capital expenditures after the date hereof in an amount in excess of $500,000; and

                       (xvi) any Contract entered into during the current fiscal year relating to the settlement of any litigation, suit, proceeding, action, investigation, claim, judgment, award, order or decree which involves liability of the Company or any Subsidiary.

                  A true and complete list of the Specified Contracts referred to in subsections (i)
through (xvi) above is set forth in Section 3.17(b) of the Company
                                    ------------------------------
Disclosure Schedule. True, correct and complete copies of each Specified
-------------------
Contract, including all amendments thereto (except for Specified Contracts filed prior to the date hereof as exhibits to SEC Reports), have been provided or made available to Parent or its advisors prior to the date hereof.

                  3.18 Government Contracts.
                       --------------------

                  (a) Except as set forth in Section 3.18(a) of the Company
                                             ------------------------------
Disclosure Schedule: (i) each of the Company and the Subsidiaries has
-------------------
complied in all respects at all times during the last three years with all material requirements of any statute, Law, rule or regulation pertaining to any Government Contract or Government Bid; (ii) all representations and certifications made by each of the Company and any Subsidiary with respect to such Government Contract during the last three years were accurate in every respect as of their effective date, and each of the Company and the Subsidiaries has fully complied with such representations and certifications in all respects; and (iii) as of the date hereof, no termination or default, cure notice or show cause notice has been issued and remains unresolved.

                  (b) Except as set forth in Section 3.18(b) of the Company
                                             ------------------------------
Disclosure Schedule: (i) neither the Company, its Subsidiaries or any of
-------------------
their current or former employees is (or during the last three years has been) under any administrative, civil or criminal investigation or indictment by any Governmental Authority with respect to the conduct of the business of each of the Company and the Subsidiaries; (ii) to the knowledge of the Company, there is no pending U.S. governmental investigation of the Company or any Subsidiary, or any of their respective officers, employees or representatives, nor within the last three years has there been any U.S. governmental investigation of the Company or any Subsidiary, or any of their respective officers, employees or representatives resulting in any material adverse finding with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid (other than routine Defense Contract Audit Agency audits); and (iii) during the last three years neither the Company nor any Subsidiary has made any voluntary disclosure in writing to any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid.

                  (c) Except as set forth in Section 3.18(c) of the Company
                                             ------------------------------
Disclosure Schedule, as of the date of this Agreement, there are no
-------------------
outstanding written (or to the Company's knowledge, unwritten) claims, allegations, or dispute proceedings that have been asserted against (i) the Company or any of its Subsidiaries, by any Governmental Authority or any prime contractor, subcontractor or vendor relating to any Government Contract or Government Bid to which the Company or any of its Subsidiaries is a party or (ii) by the Company or any of its Subsidiaries against any Governmental Authority, or any prime contractor, or subcontractor or vendor relating to any Government Contract or Government Bid to which the Company or any of its Subsidiaries is a party.

                  (d) Except as set forth in Section 3.18(d) of the Company
                                             ------------------------------
Disclosure Schedule, the rates and rate schedules submitted to the
-------------------
government of the United States of America, its agencies and instrumentalities with respect to Government Contracts of the Company or any Subsidiary have been closed for all years prior to 2002.

                  (e) Each of the Company and the Subsidiaries is in compliance in all material respects with all national security obligations, including, without limitation, those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (January 1995).

                  (f) Each of the Company and the Subsidiaries is in compliance in all respects with the Small Business Act of 1958, as amended, and the regulations promulgated thereunder (collectively, the "Small
                                                               -----
Business Act"), in connection with the Government Contracts and Government
------------
Bids awarded or granted pursuant to a small business set aside or 8(a) program. Each of the Company and the Subsidiaries has an adequate system of controls and procedures to ensure compliance with the Small Business Act.

                  (g) For purposes of this Section 3.18, the following terms shall have the meanings set forth below:

                       (i) "Government Bid" means any quotation, bid or proposal
                            --------------
by the Company or any of its Subsidiaries which, if accepted or awarded, would lead to a contract with the U.S. Government or any other entity, including a prime contractor or a higher tier subcontractor to the U.S. Government, for the design, manufacture or sale of products or the provision of services by the Company or any of its Subsidiaries; and

                      (ii) "Government Contract" means any prime contract,
                            -------------------
subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, arrangement or other commitment of any kind relating to the business of the Company or any of its Subsidiaries between the Company or any of its Subsidiaries and: (A) the U.S. Government, (B) any prime contractor to the U.S. Government or (C) any subcontractor with respect to any contract described in clause (A) or (B).

                  3.19 No Suspension or Debarment. Since January 1, 2001,
                       --------------------------
neither the Company any of its Subsidiaries nor any of their respective Affiliates has been suspended or debarred from bidding on Contracts of subcontracts for or with any Governmental Authority. Except as set forth on
Section 3.19 of the Company Disclosure Schedule, no suspension or debarment
-----------------------------------------------
actions with respect to Government Contracts have been commenced or threatened in writing against the Company, any Subsidiary or any of their respective officers, directors or employees.

                  3.20 Loss Contracts; Backlog. Section 3.20 of the Company
                       ------------------------ ---------------------------
Disclosure Schedule sets forth those Specified Contracts that are Loss
-------------------
Contracts for which there are accruals in excess of $500,000. The collective Backlog of the Company and the Subsidiaries as of July 31, 2005 with respect to Contracts for the sale of goods or services to unaffiliated third parties where there is an official award reported for the Company is not less than $612,753,000. "Backlog" means, as of any given date, (i) the total amount
               -------
awarded and funded under the applicable Contract as of such date less (ii) the amount of the shipments made in respect of such Contract of such date.

                  3.21 Customers, Distributors and Suppliers. Section 3.21
                       -------------------------------------  ------------
of the Company Disclosure Schedule sets forth a list of the names of (a) the
----------------------------------
customers of the Company and the Subsidiaries believed by management of the Company to be significant with respect to the

Company and its Subsidiaries taken as a whole; and (b) the suppliers of each such division of the business believed by management of the Company to be significant with respect to the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has received any communication in writing from any customer or supplier of the Company of any intention to terminate or materially reduce purchases from or supplies to the business of the Company and the Subsidiaries, which termination or reduction would reasonably be expected to have a Material Adverse Effect.

                  3.22 Insurance. Section 3.22 of the Company Disclosure
                       ---------  --------------------------------------
Schedule sets forth a complete and correct list of all property, casualty
--------
and liability material insurance policies owned or held by the Company and each Subsidiary. With respect to each such insurance policy: (i) to the knowledge of the Company, the policy is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect and provides insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent in accordance with industry practices or as is required by Law or regulation, and all premiums due and payable thereon have been paid; (ii) neither the Company nor any Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company's knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (iv) no notice of cancellation or termination has been received other than in connection with ordinary renewals.

                  3.23 Board Approval; Vote Required.
                       -----------------------------

                  (a) The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held, which resolutions, have not been subsequently rescinded, modified or withdrawn in any way, has by unanimous vote of those directors present duly (i) determined that this Agreement and the Merger and the Other Transactions are fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement and the Merger and the Other Transactions and declared their advisability, and (iii) recommended that the shareholders of the Company approve this Agreement and the Other Transactions and directed that this Agreement be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting. The approval of this Agreement by the Board of Directors of the Company, constitutes approval of this Agreement and the Merger for purposes of Sections 351.459 and 351.407 of the MBCL and represents the only action necessary to ensure that Sections 351.459 and
351.407 of the MBCL does not and will not apply to the execution and delivery of this Agreement or the consummation of the Merger and the Other Transactions. No "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation enacted under state or federal Laws in the United States (with the exception of Section 351.459 and 351.407 of the MBCL) applicable to the Company is applicable to the transactions contemplated by this Agreement.

                  (b) The only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement or consummate the Other Transactions is the Company Shareholder Approval.

                  3.24 Opinions of Financial Advisors. The Company has
                       ------------------------------
received the opinion of Lehman Brothers, Inc. (the "Company Financial
                                                    -----------------
Advisor"), to the effect that, as of the date of this Agreement, the Merger
-------
consideration to be received by the holders of Common Stock is fair, from a financial point of view, to such holders. An executed copy of such opinion has been delivered to Parent.

                  3.25 Brokers. No broker, finder or investment banker
                       -------
(other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and accurate copies of all agreements under which any fees or expenses are or may be payable to Lehman Brothers, Inc.

                  3.26 Certain Business Practices. None of the Company, any
                       --------------------------
of its Subsidiaries, or any director, officer or employee of the Company or any of its Subsidiaries has, in furtherance of any business of the Company or any of its Subsidiaries: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity or (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  3.27 Information Supplied. The information supplied or to
                       --------------------
be supplied by the Company for inclusion or incorporation by reference in the Registration Statement (as defined in Section 5.3(c)) and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company and Parent and (iii) the time of the Company Shareholders' Meeting (as defined in Section 5.3(a)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the Other Transactions contemplated by this Agreement will comply as to form and substance with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing sentence, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement or Joint Proxy Statement.

                  3.28 Export Licenses and Agreements. (a) Section 3.28(a)
                       ------------------------------      ---------------
of the Company Disclosure Schedule sets forth a true, correct and complete
----------------------------------
list of: (i) each export license, technical assistance agreement, manufacturing license agreement or other form of export approval to which the Company or any of its Subsidiaries is a party or which apply to the Company or any of its Subsidiaries or any of their operations or assets (collectively, "Export Approvals") which is in effect as of the date of this
                ----------------
Agreement and (ii) each application for an Export Approval for which the Company of any of its Subsidiaries has requested an Export Approval.

                  (b) (i) Except as set forth in Section 3.28(b) of the
                                                 ----------------------
Company Disclosure
------------------

Schedule, the Company and its Subsidiaries have complied with each Export
--------
Approval as required; (ii) the Company and its Subsidiaries have complied with the requirements of any applicable Law pertaining to any Export Approval; (iii) as of the effective date of each Export Approval, all representations and certifications made by the Company and its Subsidiaries with respect to any Export Approval were accurate and the Company and its Subsidiaries have fully complied with all such representations and certifications; and (iv) based on its export activities, including those involving foreign nationals in the United States and abroad, the Company and its Subsidiaries have no knowledge of any violation by them of the Arms Export Control Act, the International Traffic In Arms Regulations, the Export Administration Act, the Export Administration Regulations or any other United States export regulation.

                  (c) Except as set forth in Section 3.28(c) of the Company
                                             ------------------------------
Disclosure Schedule: (i) there are no pending audits or investigations of
-------------------
the Company or its Subsidiaries or any of their respective officers, employees or representatives and (ii) within the five (5) years prior to the date of this Agreement, there has not been any audit or investigation with respect to any Export Approval directed or requested by any Governmental Authority of the Company or its Subsidiaries or any of their respective officers, employees or representatives resulting in findings materially adverse to the Company. During the five (5) years prior to the date of this Agreement, the Company and its Subsidiaries have not made any voluntary disclosure to any Governmental Authority with respect to any irregularity, misstatement or omission arising under United States trade or transaction controls or otherwise relating to the export activities of the Company and its Subsidiaries.

                  3.29 Full Disclosure. No representation or warranty or
                       ---------------
other statement made by the Company in this Agreement in connection with the Merger or the transactions contemplated hereby contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

                                 ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Subject to such exceptions as are disclosed in the corresponding sections of the disclosure schedule which is attached hereto and made a part hereof (the "Parent Disclosure Schedule") (it being understood that (a) the disclosure of any fact or item in any section of the Parent Disclosure Schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other section so long as the relevance of such disclosure to such other section is reasonably apparent, and (b) the disclosure of any matter or item in the Parent Disclosure Schedule shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms "material," "materially," "materiality" or "Parent Material Adverse Effect" or any word or phrase of similar import and does not mean that such matter or item would, alone or together with any other matter or item, could reasonably be expected to have a Parent Material Adverse Effect, as defined in Section 8.7), Parent and Merger Sub hereby represent and warrant to the Company as follows:

                  4.1 Organization and Qualification. Each of Parent, Merger
                      ------------------------------
Sub and each
other subsidiary of Parent (each a "Parent Subsidiary") is a corporation
                                    -----------------
validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted except for such governmental approvals, the absence of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                  4.2 Capitalization. The authorized capital stock of Parent
                      --------------
consists of 50,000,000 shares of Parent Stock and 2,000,000 shares of preferred stock, par value $10.00 per share ("Parent Preferred"). As of
                                              ----------------
September 19, 2005: (i) 28,009,256 shares of Parent Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, and (ii) no shares of Parent Preferred were issued and outstanding. Except for 3,147,025 outstanding options, there are no (i) subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound relating to the issued or unissued capital stock or equity interests of Parent or Merger Sub or obligating Parent or Merger Sub to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Parent or Merger Sub (including any rights plan or agreement), (ii) securities of Parent or Merger Sub or securities convertible, exchangeable or exercisable for shares of capital stock or equity interests of Parent or Merger Sub, or
(iii) equity equivalents, stock appreciation rights or phantom stock, stock based performance units, ownership interests in Parent or Merger Sub or similar rights. All shares of capital stock of Parent to be issued in connection with the Merger, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  4.3 Authority Relative to This Agreement. Each of Parent
                      ------------------------------------
and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the Other Transactions. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the Other Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate the Merger or such Other Transactions (other than the authorization and approval of the issuance of Parent Stock in connection with the Merger by the affirmative vote of the holders of a majority of the votes cast by the holders of Parent Stock, provided, that the total votes cast represents over
                         --------
50% in interest of all securities entitled to vote, as required by the Listed Company Manual of the NYSE (the "Parent Stockholder Vote") and the
                                        -----------------------
filing and recordation of appropriate merger documents as required by the
MBCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity.

                  4.4 No Conflict; Required Filings and Consents.
                      ------------------------------------------

                  (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the Other Transactions will not, (i) conflict with, violate or result in a breach of the Certificate of Incorporation or Bylaws of Parent or Merger Sub (or similar organizational documents of any Parent Subsidiary), (ii) assuming that the Parent Stockholder Approval has been obtained and that all filings and other actions described in Section 4.4(b) have been made or taken, conflict with or violate any Law applicable to Parent, Merger Sub, or any Parent Subsidiary, or by which any property or asset of Parent, Merger Sub, or any Parent Subsidiary, is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in a loss of a benefit under, give rise to an obligation under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent, Merger Sub, or any Parent Subsidiary, pursuant to any Contract to which Parent, Merger Sub, or any Parent Subsidiary is a party, or by which Parent, Merger Sub, or any Parent Subsidiary, or any property or asset of Parent, Merger Sub, or any Parent Subsidiary, is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the Other Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements of the Exchange Act, (ii) the pre-merger notification requirements of the HSR Act, and the competition or merger control Laws of any other applicable jurisdiction, (iii) the notification requirements of the ICA, (iv) the filing with the SEC of the Registration Statement and Joint Proxy Statement,
(v) any filings required by, and any approvals required under, the rules and regulations of the NYSE or the Nasdaq National Market, (vi) the filing and recordation of appropriate merger documents as required by the MBCL, (vii) any novations, consents or approvals required in connection with Government Contracts or similar novations, consents or approvals under any other Contracts with any other Governmental Authorities, (viii) any filings required under the DOD Industrial Security Manual for Safeguarding Classified Information, and (ix) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filing or notifications would not (a) prevent or materially delay the consummation of the Merger, or (b) otherwise prevent or materially delay performance by the Company of any of its material obligations under the Agreement.

                  4.5 Interim Operations of Merger Sub. Merger Sub was
                      --------------------------------
formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations as contemplated hereby.

                  4.6 Financing. Merger Sub has received and furnished a
                      ---------
true and correct copy to the Company of a commitment letter pursuant to which Parent has received a commitment from a nationally-recognized financial institution to make available funds to Merger Sub for the purpose of consummating the Merger (the "Commitment Letter"). As of the date hereof,
                                 -----------------
the Commitment Letter has not been withdrawn and is in full force and effect and there is no breach or default existing (or which with notice or lapse of time or otherwise may exist) thereunder. The aggregate proceeds of the financing contemplated by the Commitment Letter or any alternative financing arrangement contemplated by Parent, together with cash on hand, are sufficient to pay the cash portion of the Merger Consideration, to repay the existing indebtedness of the Company and its Subsidiaries (excluding any indebtedness the parties agree shall not be repaid) and to pay all fees and expenses to be paid by Parent and Merger Sub related to the transactions contemplated by this Agreement.

                  4.7 Ownership of Common Stock. As of the date hereof and
                      -------------------------
without taking into account the transactions contemplated hereby, neither Parent nor Merger Sub nor any of their Affiliates beneficially owns any shares of Common Stock of the Company.

                  4.8 Parent SEC Reports. Parent has filed all forms,
                      ------------------
reports, statements, schedules, certifications, and other documents required to be filed by it with the SEC since March 31, 2002 (collectively, the "Parent SEC Reports"). As of their respective dates, Parent SEC Reports
 ------------------
(including any documents or information incorporated by reference therein and including any financial statements or schedules included therein) (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations promulgated thereunder and (ii) did not at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since March 31, 2005, there has not been any event or state of facts that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

                  4.9 Information Supplied. The information supplied or to
                      --------------------
be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company and Parent and
(iii) the time of the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. All documents that Parent or Merger Sub is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or Joint Proxy Statement.

                  4.10 Absence of Litigation. Except as set forth in the
                       ---------------------
Parent SEC Reports or Section 4.10 of the Parent Disclosure Schedule, there
                      ----------------------------------------------
is no Action pending or, to the knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries, or any property or asset of Parent or any Parent Subsidiary, or, to the knowledge of Parent, any officer, director or employee of Parent or any of the Parent Subsidiaries, before any Governmental Authority or arbitrator, except as has not, and would not reasonably be expected to have, a Parent Material Adverse Effect. Except as set forth in
Section 4.10 of the Parent Disclosure Schedule, neither Parent nor any of
----------------------------------------------
the Parent Subsidiaries nor any property or asset of Parent or of the Parent Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of, or, to the knowledge of Parent, any investigation by, any Governmental Authority.

                  4.11 Compliance.
                       ----------

                  (a) To the knowledge Parent, each of Parent and each of the Parent Subsidiaries is, and at all times has been, in compliance in all material respects with any Law applicable to such entity or by which any property or asset of such entity is bound or affected, and has not received written notice of any violation of any such Law.

                  (b) Since the enactment of the Sarbanes-Oxley Act, Parent has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Parent has designed and implemented disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) to ensure that material information relating to Parent, including its consolidated Parent Subsidiaries, is made known on a timely basis to the individuals responsible for the preparation of Parent's filings with the SEC and other public disclosure documents.

                  (c) Parent has disclosed, based on its most recent evaluation, to Parent's auditors and the audit committee of the Board of Directors of Parent (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect Parent's ability to record, process, summarize and report financial information and (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls over financial reporting. True, correct and complete copies of any written reports or other correspondence with respect to such disclosures (whether prepared by Parent, its counsel or other advisors) have been made available to the Company prior to the date of this Agreement, except in any instances where providing such reports or other correspondence would constitute a waiver of applicable attorney-client privilege (in which case the Company has been advised of the subject matter thereof).

                  (d) Parent has not received any complaint, allegation, assertion or claim in writing regarding the accounting practices, procedures, methodologies or methods of Parent or its internal accounting controls, which deals with any matter that would reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, there is no reason to believe that its auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act when next due.

                  (e) Since April 1, 2003, neither Parent nor any of the Parent Subsidiaries has effected any securitization transaction or other "off-balance sheet arrangement" (as defined in Item 303 of Regulation S-K of the SEC).

                  4.12 Certain Business Practices. None of Parent, any of
                       --------------------------
the Parent Subsidiaries or any director, officer or employee of Parent or any of the Parent Subsidiaries has, in furtherance of any business of Parent or any of the Parent Subsidiaries: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity or (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  4.13 Full Disclosure. No representation or warranty or
                       ---------------
other statement made by Parent in this Agreement in connection with the Merger or the transactions contemplated hereby contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

                                 ARTICLE 5
                                  COVENANTS

                  5.1 Alternative Proposals. (a) Neither the Company nor any
                      ---------------------
of its Subsidiaries shall, and they shall cause their officers, directors and employees and direct their agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or its Subsidiaries) not to initiate, solicit, or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any Alternative Proposal (as defined below) or participate in any negotiations concerning, or provide any confidential information or data to, afford access to the properties, books or records of the Company or its Subsidiaries to, or have any discussions with, any Person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; provided, however, that nothing contained in this Section 5.1 shall prohibit the Company or its Board of Directors from: (i) at any time prior to obtaining the Company Shareholder Approval (the "Company Applicable Period"), participating in discussions or
               -------------------------
negotiations with, providing confidential information or data to, or affording access to the properties, books or records of the Company or its Subsidiaries to, any Person who has made, in the good faith judgment of the Board of Directors of the Company after consultation with their financial advisors, a bona fide written Alternative Proposal that would reasonably be expected to result in a Superior Proposal (as defined below); provided that:
                                                              -------- ----
(w) such Alternative Proposal was not initiated, solicited or knowingly encouraged by the Company, its Subsidiaries or their agents in violation of this Section 5.1, (x) the Company has complied with its obligations under this Section 5.1, (y) the Board of Directors of the Company, after consultation with outside legal counsel, determines in good faith that the failure to so participate in discussions or negotiations, provide confidential information or data or afford access would result in a breach of the fiduciary duty of the Board of Directors of the Company to shareholders of the Company under applicable Law and (z) a copy of all the information provided to such Person is delivered simultaneously to Parent if it has not previously been furnished or made available to Parent or (ii) making such disclosure to the Company's shareholders, if the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to disclose such information would result in a breach of the fiduciary duty of the Board of Directors of the Company to the shareholders of the Company under applicable Law. Any actions permitted under clauses (i) and (ii) above, and taken in compliance with the foregoing, shall not be deemed a breach of any other covenant or agreement of such party contained in this Agreement.

                           "Alternative Proposal" means an inquiry, offer or
                            --------------------
         proposal regarding any of the following (other than the transactions contemplated hereby) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole; (iii) any tender offer (including a self tender offer) or exchange offer that, if consummated, would result in any Person or group beneficially owning more than 20% of the outstanding shares of any class of equity securities of the Company or its Subsidiaries or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any acquisition of 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith or any other acquisition or disposition the consummation of which would prevent or materially diminish the benefits to Parent of the Merger.

                           "Superior Proposal" means any proposal made by a
                            -----------------
         third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction, for 100% of then outstanding shares of Common Stock or all or substantially all of the consolidated assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) to be more favorable to the Company and the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement taking into account at the time of determination the ability of the Person making such proposal to consummate the transactions contemplated by the proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals).

                  (b) Except as expressly permitted by this Section 5.1 and
Section 5.3(a)(iii), neither the Board of Directors of the Company nor any committee thereof shall: (i) withdraw, modify or fail to make, or propose to withdraw, modify or fail to make its approval or recommendation of the Merger or of this Agreement and the transactions contemplated hereby; (ii) approve or recommend, or propose to approve or recommend, any Alternative Proposal; (iii) take any action to render the provisions of any anti-takeover statute, rule or regulation inapplicable to any Person (other than Parent, Merger Sub or their Affiliates) or group or to any Alternative Proposal; or (iv) cause the Company to accept such Alternative Proposal and/or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement")
                                                ---------------------
related to any Alternative Proposal; provided, however, that prior to the
                                     --------  -------
expiration of the Company Applicable Period, the Board of Directors of the Company may not (other than as permitted under Section 5.3(a)(iii)) take any of the actions detailed in clauses (i) through (iv) above unless it complies with the terms of this Section 5.1(b) and (A) there is an Alternative Proposal which is a Superior Proposal, (B) the Board of Directors of the Company, after consultation with outside legal counsel, determines in good faith that the failure to do so would result in a breach of the fiduciary duty of the Board of Directors of the Company to the shareholders of the Company under applicable Law, (C) the Company has provided Parent at least two (2) business days prior written notice ("Superior Proposal Notice")
                                             ------------------------
advising Parent that the Board of Directors of the Company has received a Superior Proposal which it intends to accept, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal and (D) for a period of not less than two (2) business days after Parent's receipt from the Company of each Superior Proposal Notice, the Company shall, if requested by Parent, negotiate in good faith with Parent to revise this Agreement so that the Superior Proposal no longer constitutes a Superior Proposal.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) above, the Company shall promptly advise Parent of any request for information involving an Alternate Proposal or possible Alternate Proposal or the submission or receipt of any Alternative Proposal, or any inquiry with respect to or which would reasonably be expected to lead to any Alternative Proposal, the material terms and conditions of such request, Alternative Proposal or inquiry, and the identity of the Person making any such request, Alternative Proposal or inquiry and its response or responses thereto. The Company will keep Parent fully informed on a prompt basis of the status and details (including amendments or proposed amendments) of any such request, Alternative Proposal or inquiry. The Company shall promptly provide to Parent copies of all written correspondence or other written material, including material in electronic form, between the Company and any Person making any such request, Alternative Proposal or inquiry. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will promptly request that all Persons provided confidential information concerning the Company and its Subsidiaries pursuant to a confidentiality, non-disclosure or similar agreement, return to the Company all of such confidential information, without keeping any copies thereof (if permissible), in accordance with such confidentiality, non-disclosure or similar agreements.

                  (d) The Company agrees that it will promptly inform it and its Subsidiaries' respective officers, directors, representatives and agents of the obligations undertaken in this Section 5.1.

                  (e) Nothing contained in this Section 5.1 shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any required disclosure to the shareholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel), failure to so disclose would constitute a violation of applicable Law.

                  5.2 Interim Operations. (a) From the date of this
                      ------------------
Agreement until the Effective Time, except as required by Law or as set forth in Section 5.2(a) of the Company Disclosure Schedule, unless Parent
         -------------------------------------------------
has consented in writing thereto, the Company shall, and shall cause its Subsidiaries to: (i) conduct its operations according to its ordinary course of business consistent with past practice and in compliance in all material respects with all applicable Laws; (ii) use its commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its officers, employees and consultants, and maintain satisfactory relationships with those Persons having business relationships with them; (iii) upon the discovery thereof, promptly notify Parent of the existence of any breach of any representation or warranty contained herein (or, in the case of any representation or warranty that makes no reference to Company Material Adverse Effect or materiality, any breach of such representation or warranty in any material respect) or the occurrence of any event that would cause any representation or warranty contained herein no longer to be true and correct (or, in the case of any representation or warranty that makes no reference to Company Material Adverse Effect or materiality, to no longer be true and correct in any material respect); (iv) promptly deliver to Parent true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement; and (v) pay its Taxes when due.

                  (b) From and after the date of this Agreement until the Effective Time, except as may be required by Law or any pre-existing contractual obligation, and except as set forth in Section 5.2(b) of the
                                                   ---------------------
Company Disclosure Schedule, unless Parent has consented in writing thereto
---------------------------
(which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall cause its Subsidiaries not to: (i) amend its Amended Articles of Incorporation or Amended and Restated By-Laws; (ii) offer, issue, sell or pledge any shares of its capital stock or other ownership interest in the Company or its Subsidiaries, or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest, or convertible or exchangeable securities other than pursuant to the Company's existing employee benefits plans; (iii) effect any stock split or otherwise change its capitalization as it exists on the date hereof; (iv) grant, confer or award any option, warrant, convertible security or other right to acquire any shares of its or its Subsidiaries' capital stock; (v) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests (other than such payments by the Subsidiaries to the Company); (vi) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of its Subsidiaries or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries; (vii) sell, lease, license, mortgage, pledge, encumber, transfer, exchange or otherwise dispose of any of its properties or assets, whether tangible or intangible (including capital stock of its Subsidiaries), other than the sale or disposition of inventory in the ordinary course of business consistent with past practice or the sale, lease or other disposition of assets which individually or in the aggregate, are obsolete or not material to the Company and its Subsidiaries taken as a whole; (viii) acquire by merger or consolidation with, by purchase of any equity interest of or by any other manner, any business or entity or otherwise acquire any assets, except for purchases of inventory, supplies or capital equipment in the ordinary course of business; (ix) incur or assume any long-term or short-term debt, except for working capital purposes and the purchase of capital equipment in the ordinary course of business under the Credit Facility; (x) assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Subsidiaries; (xi) make or forgive any loans, advances or capital continuations to, or investments in, any other Person other than advances to officers or employees in the ordinary course of business consistent with past practice; (xii) increase the compensation (or benefits) payable to or to become payable to any director, officer or other employee, except for payments of bonuses not to exceed the amounts set forth on Section 5.2(b) of the Company Disclosure
                                ----------------------------------------
Schedule, increases in salary or wages of non-officer employees in the
--------
ordinary course of business and consistent with past practice or pursuant to any existing employment agreements of the Company; (xiii) establish, adopt, enter into, materially amend, or take any action to accelerate any rights or benefits under any collective bargaining agreement or any Plan; (xiv) effect any reorganization or recapitalization; (xv) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $250,000 individually and $500,000 in the aggregate, other than the payment, discharge, settlement or satisfaction in the ordinary course of business or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred since the date of such financial statements in the ordinary course of business, or cancel any indebtedness in excess of $50,000 individually and $500,000 in the aggregate; (xvi) take any action that would reasonably be expected to: (A) prevent, impair or materially delay the ability of the Company, Parent or Merger Sub to consummate the Merger or (B) cause any of the conditions to the consummation of the Merger not to be satisfied; (xvii) make or change any Tax election, file any amended Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment; or (xviii) agree in writing or otherwise to take any of the foregoing actions.

                  5.3 Company Shareholder Approval; Joint Proxy Statement;
                      ----------------------------------------------------
Parent Registration Statement. (a) The Company, acting through its Board of
-----------------------------
Directors, shall: (i) call a meeting of its shareholders (the "Company
                                                               -------
Shareholders' Meeting") for the purpose of voting upon this Agreement, (ii)
---------------------
hold the Company Shareholders' Meeting as soon as practicable following the date the Joint Proxy Statement (as defined below) is cleared by the SEC, and
(iii) subject to its fiduciary duties under applicable Law, recommend to its shareholders the approval and adoption of this Agreement and the transactions contemplated hereby and take all reasonable and lawful action to solicit and obtain such approval and adoption. The record date for the Company Shareholders' Meeting shall be a date chosen by the Board of Directors of the Company.

                  (b) Parent, acting through its Board of Directors, shall:
(i) call a meeting of its stockholders (the "Parent Stockholders' Meeting")
                                             ----------------------------
for the purpose of voting upon the issuance of Parent Stock in connection with the Merger, (ii) hold the Parent Stockholders' Meeting as soon as practicable following the date the Joint Proxy Statement (as defined below) is cleared by the SEC, and (iii) subject to its fiduciary duties under applicable Law, recommend to its stockholders the authorization and approval of the issuance of Parent Stock in connection with the Merger and take all reasonable and lawful action to solicit and obtain such authorization and approval. The record date for the Parent Stockholders' Meeting shall be a date chosen by the Board of Directors of Parent.

                  (c) As soon as practicable after the execution of this Agreement, (i) the Company and Parent shall prepare and file a joint proxy statement (such joint proxy statement, and any amendments or supplements thereto, the "Joint Proxy Statement") with the SEC with respect to the
              ---------------------
Company Shareholders' Meeting and the Parent Stockholders' Meeting and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in
                                                ----------------------
which the Joint Proxy Statement shall be included, in connection with the registration under the Securities Act of the shares of Parent Stock to be issued to the shareholders of the Company in connection with the Merger. Parent and the Company will notify each other of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement or the Registration Statement or for additional information and will supply each other with copies of all correspondence between each other or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Joint Proxy Statement or the Merger. Each party shall give the other party and its counsel the opportunity to review the Joint Proxy Statement prior to it being filed with the SEC and shall give the other party and its counsel the opportunity to review all amendments and supplements to the Joint Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and Parent agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. Parent and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities Laws in connection with such actions and the preparation of the Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, each of the Company and Parent shall mail the Joint Proxy Statement to its respective stockholders. If at any time prior to the approval of this Agreement by each of the Company's and Parent's stockholders there shall occur any event which must be set forth in an amendment or supplement to the Joint Proxy Statement, the Company or Parent, as the case may be, will prepare and mail to its stockholders such an amendment or supplement.

                  (d) Except for an amendment or supplement (including by incorporation by reference) relating to an Alternative Proposal, a Superior Proposal or other withdrawal, qualification or modification of a recommendation by the Board of Directors of the Company, no amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed).

                  5.4 Filings; Other Action. Subject to the terms and
                      ---------------------
conditions herein provided, the Company, Parent and Merger Sub shall: (i) use reasonable efforts to cooperate with one another in: (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, Governmental Authorities (including all filings and submissions under the HSR Act) or other third parties in connection with the execution and delivery of this Agreement and any other agreements and documents contemplated by the Agreement ("the Ancillary Documents") and the consummation of the transactions contemplated
-------------------
hereby and thereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, authorizations and waivers; and (ii) use reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement; provided, however, that in no event shall Parent or any of its
           --------  -------
subsidiaries be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any material assets (tangible or intangible) or any material business interests in connection with or as a condition to receiving the consent or approval of any Governmental Authority (including, without limitation, under the HSR Act). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this

Agreement, the proper officers and directors of Parent and the Surviving Corporation shall take all such necessary action.

                  5.5 Access to Information. (a) From the date of this
                      ---------------------
Agreement until the Closing, each party shall, and shall cause its subsidiaries to: (i) give the other party and its authorized representatives reasonable access during normal business hours to all books and records (including Tax Returns) and management of such party and its subsidiaries;
(ii) permit the other party to make such copies and inspections thereof as Parent may reasonably request; and (iii) furnish the other party with such financial and operating data and other information with respect to the business and properties of such party and its subsidiaries as the other party may from time to time reasonably request; provided that no investigation or information furnished pursuant to this Section 5.5 shall affect any representation or warranty made herein by such party or the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement. The Company shall also provide to Parent such information set forth in clauses (i)-(iii) above as may be reasonably requested by Parent in connection with Parent's financing of the transactions contemplated by this Agreement.

                  (b) All such information shall be subject to the terms and conditions of the letter agreement, dated as of September 1, 2005, between Parent and the Company (the "Confidentiality Agreement").
                             -------------------------

                  5.6 Publicity. Prior to the Effective Time, except as
                      ---------
required by applicable Law or listing agreement with any securities exchange, no party shall, nor shall any party permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. The parties hereto agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be issued jointly by the Company and Parent immediately after the execution of this Agreement.

                  5.7 Further Action. Each party hereto shall, subject to
                      --------------
the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

                  5.8 Insurance; Indemnity. (a) Parent will cause the
                      --------------------
Surviving Corporation to maintain in effect for not less than six (6) years after the Effective Time, the Company's current directors and officers' insurance policies (or policies of at least the same coverage containing terms and conditions no less advantageous to the current and all former directors and officers of the Company) with respect to acts or failures to act prior to the Effective Time, including acts relating to the transactions contemplated by this Agreement; provided, however, that Parent and the
                                --------  -------
Surviving Corporation shall not be required to maintain or obtain policies providing such coverage except to the extent such coverage can be provided at an annual cost of no greater than 150% the most recent annual premium paid by the Company prior to the date hereof (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Parent or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

                  (b) From and after the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify and hold harmless to the fullest extent permitted under applicable Law, each Person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (each, an "Indemnified Party"), so long as such Person is,
                            -----------------
or has been, acting within the scope of such Person's employment or fiduciary duties, against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, which acts or omissions occurred prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation, the Surviving Corporation shall control the defense of such Action with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the Indemnified Party; provided, however, that the Indemnified Party
                          --------  -------
shall be permitted to participate in the defense of such Action through counsel selected by the Indemnified Party, at the Indemnified Party's expense. Notwithstanding the foregoing, if there is any conflict between the Surviving Corporation and any Indemnified Parties or there are additional defenses available to any Indemnified Parties, the Indemnified Parties shall be permitted to participate in the defense of such Action with counsel selected by the Indemnified Parties and Parent shall cause the Surviving Corporation to pay the reasonable fees and expenses of such counsel, as accrued and in advance of the final disposition of such Action to the fullest extent permitted by applicable Law; provided, however, that the
                                            --------  -------
Surviving Corporation shall not be obligated to pay the reasonable fees and expenses of more than one counsel (in addition to any necessary local counsel) for all Indemnified Parties in any single Action except to the extent that Indemnified Parties have conflicting interests in the outcome of such Action.

                  (c) Parent shall cause the Surviving Corporation to keep in effect in its Amended Articles of Incorporation and Amended and Restated By-Laws provisions at least as favorable as the provisions in the Company's Certificate of Incorporation and By-Laws that provide for exculpation of director and officer liability and indemnification (and advancement of expenses related thereto) of the past and present officers and directors of the Company to the fullest extent permitted by the MBCL, so long as such Person is, or has been, acting within the scope of such Person's employment or fiduciary duties, and such provisions shall not be amended except as either required by applicable Law or to make changes permitted by Law that would enhance the rights of past or present officers and directors to exculpation, indemnification or advancement of expenses.

                  (d) If Parent or the Surviving Corporation or any of their respective successors or assigns: (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 5.8.

                  (e) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives, and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, pursuant to Law, contract or otherwise. The Surviving Corporation shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity obligations provided for in this Section 5.8.

                  (f) Notwithstanding anything to the contrary in this
Section 5.8, neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld or delayed.

                  5.9 Benefit Plans.
                      -------------

                  (a) Except as set forth herein, Parent shall, or shall cause the Surviving Corporation to, assume, honor, and continue to perform all obligations of the Company or any Subsidiary under all Plans pursuant to the terms thereof; provided, however, that nothing herein shall limit the
                   --------  -------
right of Parent to amend or terminate such Plans in accordance with their terms.

                  (b) Parent agrees, for a period of twelve (12) months following the Effective Time, to provide, or to cause the Surviving Corporation to provide, employees of Parent and the Surviving Corporation who were employees of the Company or its Subsidiaries immediately prior to the Effective Time ("Continuing Employees") with benefits (other than
                     --------------------
equity-based benefits and other than individual employment agreements) that are, in the aggregate, similar to those provided by the Company and its Subsidiaries prior to the Effective Time. Nothing contained herein shall require Parent to continue the employment of any employee following the Effective Time.

                  (c) Following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, use all reasonable efforts to give Continuing Employees full credit for prior service with the Company and its Subsidiaries for purposes of eligibility and vesting under any employee benefit plan maintained by Parent except where such crediting would: (i) result in a duplication of benefits or (ii) otherwise cause Parent or any employee benefit plan maintained by Parent to accrue or pay for benefits that relate to any time period prior to the Continuing Employee's participation in such plan.

                  (d) To the extent permissible under Parent's benefit plans, if a Continuing Employee participates in a benefit plan, other than a long-term disability plan, of Parent or any of its subsidiaries after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, waive any pre-existing condition exclusions and actively-at-work requirements and provide that any expenses incurred on or before the Effective Time by the Continuing Employee or the Continuing Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions. The Company agrees to furnish Parent with any information necessary to meet its obligations under this Section 5.9(d).

                  (e) With respect to matters described in this Agreement, the Company will consult with Parent (and consider in good faith the advice of Parent) prior to sending any notices or other communication materials to employees of the Company and its Subsidiaries.

                  (f) At the request of Parent, the Company shall terminate any and all 401(k) Plans of the Company, effective not later than the day immediately preceding the date on which the Effective Time occurs. The Company shall provide Parent with evidence that such 401(k) Plan(s) have been terminated pursuant to a resolution of the Company's Board of Directors (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the date on which the Effective Time occurs.

                  (g) As soon as practicable after the date hereof, the Board of Directors of the Company shall take all action necessary to terminate the ESPP, in accordance with section 9.2 of such plan.

                  5.10 Supplemental Disclosure. The Company shall give
                       -----------------------
prompt notice to Parent, and Parent shall give prompt notice to the Company, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause: (A) any representation or warranty contained in this Agreement to be untrue or inaccurate or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided,
                                                            --------
however, that the delivery of any notice pursuant to this Section 5.10 shall
-------
not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article 6 of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

                  5.11 NYSE Listing. Prior to the Effective Time, Parent
                       ------------
shall cause Parent Stock issuable in connection with the Merger to be approved for listing on the NYSE, subject to official notice of issuance.

                  5.12 Payment of Bank Debt. At the Closing, Parent will
                       --------------------
cause (i) the Surviving Corporation to pay all amounts then due and payable pursuant to that Amended and Restated Credit Agreement, dated as of January 27, 2005 among the Company, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Other Lenders Party Thereto, (the "Credit Agreement") and the Loan Documents (as defined in the Credit Agreement) and (ii) the Credit Agreement to be terminated.

                  5.13 Parent Financing
                       ----------------

                  (a) Parent and Merger Sub will use their reasonable commercial efforts to obtain the financing required for the consummation of the Merger and to satisfy all conditions to funding, whether pursuant to the Commitment Letter or otherwise. To the extent that any portion of the financing contemplated by the Commitment Letter becomes unavailable or Parent determines to obtain alternative financing for the Merger, Parent and Merger Sub will use their reasonable commercial efforts to arrange for alternative financing for the Merger.

                  (b) The Company and its Subsidiaries shall use reasonable best efforts to provide Parent and its representatives with such information, including financial statement information and access to the Company's independent accountants, regarding the Company and its Subsidiaries as may be reasonably requested by Parent in connection with Parent's financing of the transactions contemplated by this Agreement.

                  (c) The Company and its Subsidiaries shall cooperate with Parent and Parent's accountants and other advisors in order to prepare any pro forma financial statements as may be required in connection with Parent's financing contemplated by the Commitment Letter or otherwise. The Company and its Subsidiaries shall take such other actions as are reasonably requested by Parent in order to consummate Parent's financing contemplated by the Commitment Letter or otherwise, including, but not limited to, making members of its senior management reasonably available for meetings with potential investors, including participation in road-shows, providing access to documents and other information for due diligence purposes, participating in due diligence sessions, participating in presentations to rating agencies, inclusion of the Company's financial statements in a private placement or other selling memorandum, use reasonable efforts to arrange for the Company's accountants to provide a customary comfort letter on the Company's financial statements included in any offering or other selling memorandum, customary legal opinions and other efforts customary for an acquired party in connection with a financing in similar transactions.

                                 ARTICLE 6
                                 CONDITIONS

                  6.1 Conditions to Each Party's Obligation to Effect the
                      ---------------------------------------------------
Merger. The respective obligation of each party to effect the Merger shall
------
be subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

                  (a) HSR Approval. Any waiting period applicable to the
                      ------------
consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, which action shall have not been withdrawn or terminated.

                  (b) Company Shareholder Approval. The Company Shareholder
                      ----------------------------
Approval shall have been obtained.

                  (c) Parent Stockholder Approval. The Parent Stockholder
                      ---------------------------
Approval shall have been obtained.

                  (d) Effectiveness of Registration Statement. The SEC shall
                      ---------------------------------------
have declared the Registration Statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement, shall have been initiated or threatened in writing by the SEC.

                  (e) Listing on the NYSE. The shares of Parent Stock to be
                      -------------------
issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (f) No Order. There shall not have been issued any
                      --------
injunction, judgment or other order, or issued or enacted any Law, which prohibits or has the effect of prohibiting the consummation of the Merger or makes such consummation illegal.

                  (g) Approvals. Other than the filings of merger documents
                      ---------
in accordance with the MBCL and filings pursuant to the HSR Act, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any

Governmental Authority, the failure of which to obtain, make or occur would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, shall have been obtained, been filed or have occurred.

                  6.2 Conditions to Obligation of Parent and Merger Sub to
                      ----------------------------------------------------
Effect the Merger. The obligations of Parent and Merger Sub to effect the
-----------------
Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by
Parent:

                  (a) Representations and Warranties. Each of the
                      ------------------------------
representations and warranties of the Company contained in this Agreement (considered individually) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (without regard to materiality or Company Material Adverse Effect) as if made at the Effective Time except that representations and warranties given as of a specific date shall be true and correct only as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. Each of the
                      -----------------------------------------
Company and its Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                  (c) Company Material Adverse Effect. Since the date of
                      -------------------------------
this Agreement, there shall have been no event, development or state of fact that results in or would reasonably be expected to result in a Company Material Adverse Effect.

                  (d) Consent. The Company shall have obtained the consent
                      -------
of each Person whose consent shall be required in connection with the transactions contemplated hereby under any Specified Contract; provided that
                                                               -------- ----
in no event shall the Company or its Subsidiaries modify any terms of any Specified Contract or make any payment(s) to any third party in excess of $150,000, in the aggregate in connection with obtaining such consents, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed.

                  6.3 Conditions to Obligation of the Company to Effect the
                      -----------------------------------------------------
Merger. The obligation of the Company to effect the Merger shall be subject
------
to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

                  (a) Representations and Warranties. Each of the
                      ------------------------------
representations and warranties of Parent and Merger Sub contained in this Agreement (considered individually) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (without regard to materiality or Parent Material Adverse Effect) as if made at the Effective Time except that representations and warranties given as of a specific date shall be true and correct only as of such date. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

                  (b) Performance of Obligations of Parent and Merger Sub.
                      ---------------------------------------------------
Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

                  (c) Parent Material Adverse Effect. Since the date of this
                      ------------------------------
Agreement, there shall have been no event, development or state of facts that results in or would reasonably be expected to result in a Parent Material Adverse Effect.

                                 ARTICLE 7
                                 TERMINATION

                  7.1 Termination. This Agreement, notwithstanding adoption
                      -----------
of this Agreement by the stockholders of the Company, may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of the Company and Parent;

                  (b) by Parent or the Company:

                       (i) if the Effective Time shall not have occurred on or before June 30, 2006 (the "Outside Date") (provided that the right to
                              ------------
terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date); or

                      (ii) if there shall be any statute, Law, rule or regulation that makes consummation of the Merger illegal or prohibited, or if any court of competent jurisdiction in the United States or other Governmental Authority shall have issued an order, judgment, decree or ruling, or taken any other action retraining, enjoining or otherwise prohibiting the Merger and such order, judgment, decree, ruling or other action shall have become final and non-appealable;

                  (c) by Parent or the Company if the Company's Board of Directors authorizes the Company to enter into a definitive Acquisition Agreement with respect to a Superior Proposal in accordance with the provisions of Section 5.1;

                  (d) by Parent if the Board of Directors of the Company shall have failed to recommend, or shall have withdrawn its approval or recommendation of the Merger or shall have modified its recommendation of the Merger, in a manner adverse to Parent or Merger Sub or shall fail to recommend against the acceptance of any tender or exchange offer that constitutes an Alternative Proposal or shall have resolved to do any of the foregoing;

                  (e) by Parent if: (i) any representation or warranty of the Company contained in this Agreement shall not be true and correct at any time prior to the Effective Time, in each case such that the conditions set forth in Section 6.2(a) would not be satisfied or (ii) the

Company shall not have performed and complied with each covenant or agreement contained in the Agreement and required to be performed or complied with by it, in each case such that the conditions set forth in
Section 6.2(b) would not be satisfied, and which breach, in the case of clause (i) and (ii) above, shall not have been cured prior to fifteen (15) days following written notice of such breach;

                  (f) by the Company if: (i) any representation or warranty of Parent or Merger Sub contained in this Agreement shall not be true and correct at any time prior to the Effective Time, in each case such that the conditions set forth in Section 6.3(a) would not be satisfied or (ii) Parent or Merger Sub shall not have performed or complied with each covenant or agreement contained in this Agreement and required to be performed or complied with by it, in each case such that the conditions set forth in
Section 6.3(b) would not be satisfied, and which breach, in the case of clause (i) and clause (ii) above, shall not have been cured prior to fifteen
(15) days following written notice of such breach;

                  (g) by Parent if there shall have been entered any injunction, judgment ruling or decree by the government of the United States or by any agency or instrumentality thereof that: (i) restrains or otherwise interferes with the Merger; (ii) imposes limitations on the ability of Parent or Merger Sub (or any of their Affiliates) effectively to acquire or hold, or requires Parent, Merger Sub or the Company or any of their respective Affiliates or Subsidiaries to dispose of or hold separate, any material portion of the assets or the business of any one of them; or (iii) limits or prohibits any material business activity by Parent, Merger Sub or any of their Affiliates, including, without limitation, requiring the prior consent of any Person or entity (including the government of the United States and any instrumentality thereof) to future transactions by Parent, Merger Sub or any of their Affiliates;

                  (h) by Parent or the Company, if the shareholders of the Company fail to approve and adopt this Agreement and the transactions contemplated hereby at the Company Shareholders' Meeting, including any adjournment thereof; provided, however, that the right to terminate this
                     --------  -------
Agreement under this Section 7.1(h) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of or result in the failure to obtain the Company Shareholder Approval;

                  (i) by Parent or the Company, if the stockholders of Parent fail to authorize and approve the issuance of Parent Stock in connection with the Merger at the Parent Stockholders' Meeting, including any adjournment thereof; provided, however, that the right to terminate this
                         --------  -------
Agreement under this Section 7.1(j) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of or result in the failure to obtain the Parent Stockholder Approval;

                  (j) by Parent, if the financing contemplated by the Commitment Letter shall not have become available to Parent on substantially the terms and conditions identified in the Commitment Letter or on such other terms or pursuant to other financing arrangements reasonably acceptable to Parent; provided, however, that the right to terminate this
                      --------  -------
Agreement under this Section 7.1(i) shall not be available to Parent if its failure to fulfill any obligations under Section 5.13(a) shall have been the cause of or result in the failure of such financing becoming available; or

                  (k) by the Company, if the Company shall have been advised that financing will not be available under the Commitment Letter or pursuant to alternate financing arrangements as contemplated by Section 5.13(a) hereof, and Parent fails to enter into a substitute Commitment Letter or alternate arrangements with other financing sources within twenty (20) business days thereafter.

                  7.2 Effect of Termination and Abandonment. In the event of
                      -------------------------------------
termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 7.2 and Sections 5.5(b), 5.6, 7.3, 7.4, 8.5 and 8.6 and except that nothing herein shall relieve any party from liability for any breach of any covenant or agreement under this Agreement.

                  7.3 Termination Fee. (a) If: (i) Parent or the Company, as
                      ---------------
the case may be, terminates this Agreement pursuant to Sections 7.1(b)(i), 7.1(c), 7.1(d), or 7.1(h) and (ii) in case of a termination pursuant to Sections 7.1(b)(i) or 7.1(h) an Alternative Proposal with respect to the Company shall have been publicly announced prior to such termination and any merger or extraordinary transaction is, entered into or consummated by the Company within twelve (12) months following such termination, then, in any such case, the Company shall pay to Parent (i) a fee ("Termination Fee"), in
                                                       ---------------
cash, equal to $60 million and (ii) all costs and expenses incurred or payable by or on behalf of Parent or Merger Sub in connection with or in anticipation of the transactions contemplated by this Agreement, including, without limitation, all attorneys' fees, accountants' fees, financial advisors' fees, internal time charges for Parent employees (based on customary charges in the industry) consultant fees, commitment fees and filing fees, not to exceed $10 million in the aggregate (the "Expense
                                                              -------
Payment"); provided, however, that the Company in no event shall be
-------    --------  -------
obligated to pay more than once such Termination Fee with respect to all such agreements and occurrences and such termination.

                  (b) Any payments required to be made pursuant to this
Section 7.3 shall be made to Parent, by wire transfer of immediately available same day funds to an account designated by Parent, within two (2) business days after the termination of this Agreement pursuant to Section 7.1(c) or (d) or, if this Agreement is terminated pursuant to Sections 7.1(b)(i) or 7.1(h), two business days after the earlier of the entering into or the consummation of any merger or extraordinary transaction. The Company acknowledges that the covenants contained in Section 7.3(a) are an integral part of the transactions contemplated in this Agreement and that without such covenants Parent would not enter into this Agreement. Accordingly, in the event the Company fails to pay to Parent the Termination Fee and Expense Payment, promptly when due, the Company shall, in addition thereto, pay to Parent all costs and expenses, including attorneys' fees and disbursements, incurred in collecting such Termination Fee and Expense Payment together with interest on the amount of the Termination Fee and Expense Payment or any unpaid portion thereof, from the date such payment was due until the date such payment is received by Parent, accrued at the fluctuating prime rate (as quoted in The Wall Street Journal) as in effect from time to time during the period.

                  7.4 Termination for Failure to Obtain Financing. If this
                      -------------------------------------------
Agreement is terminated by Parent pursuant to Section 7.1(j), or by the Company pursuant to Section 7.1(k), Parent shall pay to the Company the sum of $20 million in cash as liquidated damages. Parent and the Company hereby acknowledge that the amount of damages which would be incurred by the Company as a result of such termination are difficult to ascertain, and that the amount of liquidated damages provided by this Section 7.4 is reasonable. Except as provided in this Section 7.4, Parent shall not have any liability to the Company in the event of a termination pursuant to
Section 7.1(j). The payment required to be made by this Section 7.4 shall be made to the Company within two (2) business days after termination of this Agreement pursuant to Section 7.1(j) or Section 7.1(k) by wire transfer of immediately available same day funds to an account designated by the Company prior to and as a condition to termination pursuant to Section 7.1(j).

                  7.5 Amendment. To the extent permitted by applicable Law,
                      ---------
this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Company and Parent at any time before or after (i) approval and adoption of this Agreement by the stockholders of the Company or (ii) the authorization and approval of the issuance of Parent Stock in connection with the Merger by the shareholders of Parent but, after any such stockholder approval, no amendment shall be made which by Law requires the further approval of such stockholders without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

                  7.6 Extension; Waiver. At any time prior to the Effective
                      -----------------
Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE 8
                             GENERAL PROVISIONS

                  8.1 Nonsurvival of Representations and Warranties. None of
                      ---------------------------------------------
the representations and warranties in this Agreement, or in any instrument delivered pursuant to this Agreement, shall survive after the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

                  8.2 Notices. All notices and other communications given or
                      -------
made pursuant hereto shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile (but only if the appropriate facsimile transmission confirmation is received), to the applicable party at the following addresses or facsimile numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                  If to Parent or Merger Sub, to:

                  DRS Technologies, Inc.
                  5 Sylvan Way
                  Parsippany, New Jersey  07054
                  Attention:        Nina Laserson Dunn, Esq.
                  Telephone:        (973) 898-6020
                  Facsimile:        (973) 898-0717

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Attention:        Jeffrey W. Tindell, Esq.
                  Telephone:        (212) 735-3380
                  Facsimile:        (917) 777-3380

                  If to the Company, to:

                  Engineered Support Systems, Inc.
                  201 Evans Lane
                  St. Louis, Missouri  63121
                  Attention:        David D. Mattern, Esq.
                  Telephone:        (314) 553-4984
                  Facsimile:        (314) 553-4320

                  with copies to:

                  Thompson Coburn LLP
                  One US Bank Plaza
                  St. Louis, Missouri 63101
                  Attention:        Thomas A. Litz
                  Telephone:        (314) 552-6072
                  Facsimile:        (314) 552-7072

                  Wittner, Poger, Spewak, Maylack & Spooner, P.C.
                  7733 Forsyth Boulevard, Suite 2000
                  St. Louis, Missouri 63105
                  Attention:        David S. Spewak
                  Telephone:        (314) 862-3535
                  Facsimile:        (314) 862-5741

                  8.3 Assignment; Binding Effect. Neither this Agreement nor
                      --------------------------
any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 2 and Sections 5.8 and 5.9 which may be enforced directly by the beneficiaries thereof, nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the parties hereto or their respective permitted successors and assigns any rights, benefits, remedies, obligations or liabilities whatsoever under or by reason of this Agreement.

                  8.4 Entire Agreement. This Agreement (including the
                      ----------------
Company Disclosure Schedule), the Confidentiality Agreement, the Ancillary Documents and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto.

                  8.5 Governing Law. This Agreement shall be governed by and
                      -------------
construed in accordance with the Laws of the State of Delaware (except to the extent that Missouri Law applies to the Merger) without regard to its rules of conflict of Laws. Each of the Company, Parent and Merger Sub hereby irrevocably and unconditionally: (i) consents to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or
               ---------------
relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), (ii) waives any objection to the laying of venue of any such litigation in the Delaware Courts and (iii) agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto irrevocably waives any and all rights to trial by jury in any proceedings arising out of or related to this Agreement or the transactions contemplated hereby.

                  8.6 Fee and Expenses. Except as otherwise provided herein,
                      ----------------
including, but not limited to, in Sections 2.4(i), 7.3 and 7.4, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  8.7 Certain Definitions. For purposes of this Agreement,
                      -------------------
the following terms shall have the following meanings:

                         (i) "401(k) Plans" means: the [Excalibur], Inc.
                              ------------
401(k) and Employee Stock Ownership Plan and the Mobilized Systems, Inc. 401(k) Incentive Savings Plan. [For Discussion]

                        (ii) "Affiliate" of a Person means a Person that
                              ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                       (iii) "Company Material Adverse Effect" means: (A) any
                              -------------------------------
change or effect that is or would reasonably be expected to be materially adverse to the business, results of operations, assets, liabilities, financial condition, or reputation of the Company and its Subsidiaries, taken as a whole, including any material worsening with respect to any matter disclosed in the Company Disclosure Schedule; provided, however, that
                                                     --------  -------
in determining whether there has been a Company Material Adverse Effect, any adverse effect primarily resulting from

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

or arising in connection with the following shall be disregarded: (x) the taking of any action permitted or required by this Agreement or the announcement or pendency of the Merger; or (y) changes or conditions (including GAAP (as defined in Section 3.7(b)), Law, regulation or other interpretation) affecting the industry in which the Company or its Subsidiaries operate, so long as such changes do not disproportionately affect the Company or its Subsidiaries; or (B) any event, matter, condition or effect which precludes or delays or would reasonably be expected to preclude or delay the Company from materially performing its material obligations under this Agreement or the consummation of the transactions contemplated hereby.

                        (iv) "group" has the meaning ascribed to such term
                              -----
under Rule 13d-5(b)(1) under the Exchange Act.

                         (v) "Indebtedness" means (i) indebtedness of the
                              ------------
Company or any of its Subsidiaries for borrowed money (including the aggregate principal amount thereof, the aggregate amount of any accrued but unpaid interest thereon and any prepayment penalties or other similar amounts payable in connection with the repayment thereof on or prior to the Closing Date), (ii) obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures, letters of credit or similar instruments, (iii) obligations of the Company or any of its Subsidiaries under capitalized leases, (iv) obligations of the Company or any of its Subsidiaries under conditional sale, title retention or similar agreements or arrangements creating an obligation of the Company or any of its Subsidiaries with respect to the deferred purchase price of property, (v) obligations in respect of interest rate and currency obligation swaps, hedges or similar arrangements and (vi) all obligations of any of the Company or any Subsidiary to guarantee any of the foregoing types of obligations on behalf of any Person other than the Company or any Subsidiary.

                        (vi) "knowledge" of with respect to the Company shall
                              ---------
mean the actual or constructive knowledge of any of the persons set forth in
Section 8.7 of the Company Disclosure Schedule.

                       (vii) "Liens" means any pledges, claims, liens,
                              -----
charges, encumbrances, options to purchase or lease or otherwise acquire any interest, conditional sales agreement, restriction (whether on voting, sale, transfer, disposition or otherwise) and security interests of any kind or nature whatsoever.

                      (viii) "Loss Contract" means any Contract to which
                              -------------
the Company or any Subsidiary is a party with respect to which the Company accrued a loss on the consolidated balance sheet of the Company and the Subsidiaries as of July 31, 2005, included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2005 (without regard to any selling, general and administrative expenses accrued with respect to such Contract).

                        (ix) "License Agreements" means all material
                              ------------------
agreements, whether oral or written, and whether between the Company, its Subsidiaries and third parties or intercompany, to which the Company or any of its Subsidiaries is a party or otherwise bound: (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (other than licenses for readily available commercial Software having an acquisition price of less than

$10,000) or (ii) restricting the Company's or any of its Subsidiaries' rights to use any Intellectual Property, including, without limitation, license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements and covenants not to sue.

                         (x) "Parent Material Adverse Effect" means: (A) any
                              ------------------------------
change or effect that is or would reasonably be expected to be materially adverse to the business, results of operations, assets, liabilities or financial condition of Parent and its subsidiaries, taken as a whole; or (B) any event, matter, condition or effect which precludes or delays or would reasonably be expected to preclude or delay Parent from materially performing its material obligations under this Agreement or the consummation of the transactions contemplated hereby; provided, however, that in determining whether there has been a Parent Material Adverse Effect, any adverse effect primarily resulting from or arising in connection with the following shall be disregarded: (x) the taking of any action permitted or required by this Agreement or the announcement or pendency of the Merger; or
(y) changes or conditions (including GAAP (as defined in Section 3.7(b)), Law, regulation or other interpretation) affecting the industry in which Parent or its Subsidiaries operate, so long as such changes do not disproportionately affect the Parent or its Subsidiaries; or (B) any event, matter, condition or effect which precludes or delays or would reasonably be expected to preclude or delay Parent from materially performing its material obligations under this Agreement or the consummation of the transactions contemplated hereby.

                        (xi) "Person" means an individual, corporation,
                              ------
partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

                       (xii) "Tax" or "Taxes" means any and all federal,
                              ---      -----
state, local and foreign income, gross receipts, payroll, employment, excise, stamp, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum, estimated, or other taxes (together with interest, penalties and additions to tax imposed with respect thereto) imposed by any Governmental Authority; and

                      (xiii) "Tax Returns" means returns, declarations,
                              -----------
claims for refund, or information returns or statements, reports and forms relating to Taxes filed or required to be filed with any Governmental Authority (including any schedule or attachment thereto) with respect to the Company or the Subsidiaries, including any amendment thereof.

                  8.8 Headings. Headings of the articles and sections of
                      --------
this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. The table of contents contained in this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  8.9 Interpretation. In this Agreement, unless the context
                      --------------
otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

                  8.10 Waivers. No action taken pursuant to this Agreement,
                       -------
including, without limitation, any investigation by or on behalf of any party, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance of any representations, warranties, covenants or agreements contained in this Agreement or in any of the Ancillary Documents. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  8.11 Severability. Any term or provision of this Agreement
                       ------------
that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  8.12 Enforcement of Agreement. The parties hereto agree
                       ------------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at Law or in equity.

                  8.13 Counterparts. This Agreement may be executed by the
                       ------------
parties hereto in one or more separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original. All such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                          [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf, on the day and year first written above.

                                       ENGINEERED SUPPORT SYSTEMS, INC.


                                       By: /s/ Garald A. Potthoff
                                          ------------------------------------
                                       Name:    Garald A. Potthoff
                                       Title:   Vice Chairman and
                                                Chief Executive Officer


                                       DRS TECHNOLOGIES, INC.


                                       By: /s/ Mark S. Newman
                                          ------------------------------------
                                       Name:    Mark S. Newman
                                       Title:   Chairman, President and
                                                Chief Executive Officer

                                       MAXCO, INC.


                                       By: /s/ Mark S. Newman
                                          ------------------------------------
                                       Name:    Mark S. Newman
                                       Title:   President

                          COMPANY DISCLOSURE SCHEDULES

Section 3.3(a)(i)                   Stock Options
Section 3.3(b)                      Stock Rights Agreements
Section 3.3(c)                      Subsidiaries Jurisdictions of Incorporation
Section 3.3(d)                      Investments
Section 3.8                         Affiliate Transactions
Section 3.9                         Material Events
Section 3.10                        Litigation
Section 3.11(a)                     Benefit Plans, Employment Agreements, etc.
Section 3.11(b)                     Certain Pension Plans, Change in Control
                                    Agreements
Section 3.11(d)                     Post-Termination and Retiree Benefits
Section 3.11(e)                     Plan Actions
Section 3.11(f)                     Foreign Benefit Plans
Section 3.11(h)                     Exceptions to Pension/ERISA Compliance
Section 3.12                        Collective Bargaining Agreements
Section 3.13(a)                     Owned Real Property
Section 3.13(b)                     Leased Real Property
Section 3.13(c)                     Condemnation
Section 3.14(b)                     Intellectual Property
Section 3.15                        Tax Claims, Audits and Indemnifications
Section 3.16                        Environmental Matters
Section 3.17(a)                     Contract Issues
Section 3.17(b)                     Specified Contracts
Section 3.18(a)                     Government Contract Non-Compliance
Section 3.18(b)                     Governmental Investigations
Section 3.18(c)                     Government Contract Claims
Section 3.18(d)                     Unclosed Rate Schedules
Section 3.19                        Suspensions and Debarments
Section 3.20                        Loss Contracts
Section 3.21                        Significant Customers and Suppliers
Section 3.22                        Insurance
Section 3.28(a)                     Export Licenses and Agreements
Section 3.28(b)                     Export Approval - Compliance
Section 3.28(c)                     Export Approval Audits and Investigations
Section 5.2(a)                      Exceptions to Interim Covenants
Section 5.2(b)                      Exceptions to Ordinary Course
Section 8.7                         Knowledge Persons

                         PARENT DISCLOSURE SCHEDULES

Section 4.10                        Litigation